Exhibit 10.56

CONTRIBUTION AGREEMENT by and between High Desert Investors, LP a Delaware limited partnership and Lodging Fund REIT III OP, LP a Delaware limited partnership Dated as of August 24, 2021 4841-1199-8198.1

TABLE OF CONTENTS

			Page
1.	Defined Terms		1
2.	Contribution; Total Consideration; Inspection and Title		6
	2.1	Contribution of Property	6
	2.2	Contribution of Assets	6
	2.3	Inventory	6
	2.4	Excluded Assets	6
	2.5	Assumed Liabilities	6
	2.6	Excluded Liabilities	6
	2.7	Existing Loans and Creditors	7
	2.8	Consideration and Exchange of Series T Limited Units	7
	2.9	Treatment as Contribution	8
	2.10	Allocation of Total Consideration	8
	2.11	Terms of Series T Limited Units	8
	2.12	Term of Agreement	8
	2.13	Management Company	8
	2.14	Risk of Loss	8
	2.15	Escrow	8
	2.16	Title	9
	2.17	Due Diligence Period	9
3.	Closing		10
	3.1	Conditions Precedent	10
	3.2	Time and Place	12
	3.3	Closing Deliveries	12
	3.4	Closing Costs	13
4.	Representations and Warranties and Indemnities		13
	4.1	Representations and Warranties of the Operating Partnership	13
	4.2	Representations and Warranties of the Contributor	14
5.	Indemnification		21
	5.1	Survival of Representations and Warranties; Remedy for Breach	21
	5.2	General Indemnification	21
	5.3	Notice and Defense of Claims	22
	5.4	Limitations on Indemnification Under Section 5.2.1	22
	5.5	Indemnification	22
	5.6	Matters Excluded from Indemnification	23
	5.7	Offset	23
6.	Covenants		23
	6.1	Covenants of the Contributor	23
	6.2	Prorations	24
	6.3	Tax Covenants	26
	6.4	Capital Contribution	26
7.	Termination		26
	7.1	Termination	26
	7.2	Default by the Operating Partnership	27
	7.3	Default by the Contributor	27
8.	Miscellaneous		27
	8.1	Further Assurances	27
	8.2	Counterparts	27
	8.3	Governing Law	27

4841-1199-8198.1 -i-

TABLE OF CONTENTS (continued) Page 8.4 8.5 8.6 8.7 8.8 8.9 8.10 8.11 8.12 8.13 8.14 8.15 8.16 8.17 8.18 Amendment; Waiver ..................................................................................................................... 27 Entire Agreement .......................................................................................................................... 27 Assignability ................................................................................................................................. 28 Titles ............................................................................................................................................. 28 Third Party Beneficiary................................................................................................................. 28 Severability ................................................................................................................................... 28 Reliance ........................................................................................................................................ 28 Survival ......................................................................................................................................... 28 Days .............................................................................................................................................. 28 Calculating Time Periods .............................................................................................................. 28 Incorporation of Exhibits .............................................................................................................. 28 Notice ............................................................................................................................................ 28 Force Majeure ............................................................................................................................... 29 Impracticability ............................................................................................................................. 29 Equitable Remedies....................................................................................................................... 29 EXHIBITS A B C D E F G Legal Description of the Properties Contribution and Assumption Agreement Assignment of Warranties Total Consideration Non-Competition Agreement and Non-Solicitation Agreement Confidentiality and Non-Disclosure Agreement Tax Information SCHEDULES 2.2 2.4 2.5 2.6 2.10 3.1.8 List of Contributed Assets, Assumed Agreements and Leases List of Excluded Assets List of Assumed Liabilities; Permitted Liens List of Excluded Liabilities Allocation of Total Consideration 3-05 Audit APPENDICES A Disclosure Schedule -ii-4841-1199-8198.1

CONTRIBUTION AGREEMENT This Contribution Agreement (this “Agreement”) is made and entered into as of August 24, 2021 (the “Effective Date”) by and between Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Operating Partnership”), and High Desert Investors, LP, a Delaware limited partnership (the “Contributor”). RECITALS A. The Contributor currently holds a leasehold interest in certain real property more fully described in Exhibit A, and owns a certain 153-room hotel business known as the Hilton Garden Inn El Paso University located at 111 W. University Ave., El Paso, Texas 79902, located on said real estate (the “Property”). B. The Operating Partnership desires to acquire the Property, along with the Contributed Assets whereby the Operating Partnership will acquire a direct fee simple interest and ownership in the Property. NOW, THEREFORE, in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. The following terms have the meanings set forth below: “Act” shall have the meaning as set forth in Section 4.2.9. “Actions” mean all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity. “Adverse Change” shall have the meaning as set forth in Section 2.16.1. “Adverse Change Review Period” shall have the meaning as set forth in Section 2.16.1. “Agreement” shall have the meaning as set forth in the Preamble. “Amendment” shall have the meaning as set forth in Section 2.8. “Assumed Agreements” shall have the meaning as set forth in Section 2.2. “Assumed Liabilities” shall have the meaning as set forth in Section 2.5. “Basket” shall have the meaning as set forth in Section 5.4. “Closing” shall have the meaning as set forth in Section 3.2. “Closing Agent” shall have the meaning as set forth in Section 2.14. “Closing Date” shall have the meaning as set forth in Section 3.2. “Closing Documents” shall have the meaning as set forth in Section 3.3. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Common Limited Units” shall have the meaning set forth in the OP Agreement. “Company” shall mean Lodging Fund REIT III, Inc., a Maryland corporation. “Contributed Assets” shall have the meaning as set forth in Section 2.2. “Contributor” shall have the meaning as set forth in the Preamble. 1

“Contributor Point of Contact” shall have the meaning as set forth in Section 2.16.3(d). “Contributor’s Breakage Fee” shall have the meaning as set forth in Section 7.3. “Contributor’s Cure Period” shall have the meaning as set forth in Section 2.15. “Deed” shall have the meaning set forth in section 3.3.2. “Disclosure Schedule” means that disclosure schedule attached as Appendix A. “Due Diligence Documents” shall have the meaning as set forth in Section 2.16.1. “Due Diligence Period” shall have the meaning as set forth in Section 2.16.1. “Due Diligence Review” shall have the meaning as set forth in Section 2.16.3. “Earnest Money” shall have the meaning as set forth in Section 2.14. “Environmental Law” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (ii) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials. “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws. “Effective Date” shall have the meaning as set forth in the Preamble. “Excluded Assets” shall have the meaning as set forth in Section 2.4. “Excluded Liabilities” shall have the meaning as set forth in Section 2.6. “Existing Loan” shall have the meaning as set forth in Section 2.7.1. “Existing Loan Documents” shall have the meaning as set forth in Section 2.7.1. “Fixtures and Personal Property” shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, business supplies, software, tools, linens (in no event less than 3 par), inventories of standard supplies, services and amenities including without limitation paper goods, brochures, office supplies, unopened food and beverage inventory, chinaware, glassware, flatware, soap, gasoline, fuel oil, inventory held for sale, engineering, pool, maintenance and housekeeping supplies, TV, phone, and internet services, software and hardware, and other operation and guest supplies (each of which shall be maintained and transferred in accordance with brand standards), merchandise, goods, electronics, customer lists and records (including but not limited to customer, supplier, advertising, promotional material, sales, services, delivery and/or operations lists and records), goodwill, intellectual and/or proprietary information and property and applications therefor or licenses thereof and other items of personal property used in connection with the ownership, operation or maintenance of the Property, including all assets located off site from the Property but owned and used by the Contributor in connection with operation of the Property; excluding, however, all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, business supplies, software, tools, linens, merchandise, goods, 2 electronics and other items of personal property owned by tenants, subtenants, guests, invitees, employees, easement holders, service contractors and other Persons who own any such property located on the Property. “Franchise Agreement” shall have the meaning as set forth in Section 3.1.12. “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign. “Ground Lease” means a certain lease dated December 6, 2004 between Contributor and Board of Regents of the University f Texas System for the premises as more particularly described on Exhibit A. “Hazardous Material” means any substance: (a) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or (b) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or (d) the presence of which on, under or about, the Property poses a hazard to the health or safety of persons on or about the Property; or (e) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (f) radon gas. “Indemnified Contributor Party” shall have the meaning as set forth in Section 5.5. “Indemnified OP Party” shall have the meaning as set forth in Section 5.5. “Indemnified Party” shall have the meaning as set forth in Section 5.2.1. “Independent Consideration” shall have the meaning as set forth in Section 2.14. “Intangible Personal Property” shall mean all, right, title and interest relating to the Property in and to all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Property, including without limitation: all trade names and trademarks associated with the ownership of the Property; the plans and specifications for the Improvements; warranties; guaranties; indemnities; claims against third parties; claims against tenants for tenant improvement reimbursements; all contract rights related to the construction, operation, ownership or management of the Property; certificates of occupancy; applications, permits, approvals and licenses; insurance proceeds and condemnation awards or claims thereto to be assigned to the Operating Partnership hereunder; all books and records relating to the Property; any existing computer software or programs; any franchise agreements which shall not be terminated at the Closing and are to be assigned to the Operating Partnership, if any; any records, files, lists, and other tangible assets that pertain to the Property, including lists and records pertaining to any one or more of the following: the Contributor’s customers, suppliers, advertising, promotional material, sales, services, delivery, and/or operations, except those items, if any, required to be retained by law, including accounting records and returns. “Inventory Period” shall have the meaning as set forth in Section 2.3.1. “Key Personnel” shall have the meaning as set forth in Section 2.16.3(d). 3

“Knowledge” means with respect to any representation or warranty so indicated, the actual awareness of facts or information, of Sean Hawkins in the case of the Contributor, or David Durell in the case of the Operating Partnership. The term “Knowledge” expressly excludes constructive knowledge or inquiry knowledge. “Leases” shall have the meaning as set forth in Section 4.2.21. “Lender” shall have the meaning as set forth in Section 2.7.1. “Liens” means with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property. “Losses” shall have the meaning as set forth in Section 5.2.1. “Material Adverse Effect” shall have the meaning as set forth in Section 4.2.3. “Maximum Per Property Total Consideration Adjustment” shall have the meaning as set forth in Section 2.13. “Merchandise” shall have the meaning as set forth in Section 2.3.1. “Name” shall have the meaning as set forth in Section 4.2.19(c). “NDA” shall have the meaning as set forth in Section 6.1.8. “Non-Competition Agreement and Non-Solicitation Agreement” shall have the meaning as set forth in Section 6.1.7. “Objections” shall have the meaning as set forth in Section 2.15. “OFAC” shall have the meaning as set forth in Section 4.2.32. “Offering Documents” shall have the meaning as set forth in Section 2.16.2. “Offering Review Period” shall have the meaning as set forth in Section 2.16.2. “OP Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, a Delaware limited partnership, as may be amended. “Operating Partnership” shall have the meaning as set forth in the Preamble. “Other Taxes” means Taxes other than income Taxes. “Permitted Liens” means: (a) Liens securing taxes, the payment of which is not now due and payable or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued; (b) Zoning laws and ordinances applicable to the Property which are not violated by the existing structures or present uses thereof or the transfer of the Property; (c) non-exclusive easements for public utilities and other operational purposes that do not materially interfere with the current use of the Property; (d) all Liens listed in Schedule 2.5 of the Disclosure Schedule and any similar liens incurred in any refinancing of the related obligations; and 4

(e) all matters either not objected to, or deemed accepted by the Operating Partnership under Section 2.16. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity. “PIP” shall have the meaning as set forth in Section 4.2.31. “Preliminary Title Report” means the preliminary commitment for title insurance committing to insure marketable fee simple title as of the date of the Closing, subject only to the Permitted Liens. “Property” shall have the meaning as set forth in the Recitals. “Property Deposits” shall have the meaning as set forth in Section 6.2.1(b)(i). “Property Reports” means the property condition assessment reports, appraisals, zoning reports and other similar reports prepared for the Property. “Proprietary Rights” shall have the meaning as set forth in Section 4.2.19(a). “Real Estate Assignment and Assumption” shall have the meaning as set forth in Section 3.3.2. “REIT Shares” shall have the meaning set forth in the OP Agreement. “Release” shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D). “Satisfaction Notice” shall have the meaning as set forth in Section 2.16.1. “Series T Limited Units” shall have the meaning set forth in the OP Agreement. “Service Contracts” shall have the meaning as set forth in Section 4.2.23. “Subscription Agreement” shall mean the Subscription Agreement to be entered into by Contributor with respect to the acquisition of the Series T Units. “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Tenants” shall have the meaning as set forth in Section 4.2.21. “Title Company” shall have the meaning as set forth in Section 2.15. “Title Policy” shall have the meaning as set forth in Section 3.1.6. “Total Consideration” shall have the meaning as set forth in Section 2.8. “Transfer” shall have the meaning as set forth in Section 4.2.9(a). 5

2. Contribution; Total Consideration; Inspection and Title. 2.1 Contribution of Property. At the Closing and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens (other than Permitted Liens), all of its right, title and interest to the Property. The contribution of the Property shall be evidenced by a Deed and an assignment and assumption of the Ground Lease. The parties shall take such additional actions and execute such additional documentation as may be required by the Contributor’s entity documents and the OP Agreement, or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby. 2.2 Contribution of Assets. At the Closing and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire, assume and accept, all of the Contributor’s right, title and interest in and to (i) (a) those assets listed on Schedule 2.2, (b) all Fixtures and Personal Property related to the Property, and (c) all Intangible Personal Property now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of the Property (collectively, the “Contributed Assets”), and (ii) (a) those certain agreements listed on Schedule 2.2, which reflect all agreements and arrangements related to the Property to which Contributor (or its affiliates or predecessors) is a party and (b) Service Contracts (collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens, subject only to the Permitted Liens. The contribution of the Contributed Assets and the Assumed Agreements and the assumption of all obligations thereunder shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B. 2.3 Inventory. In addition to the purchase and sale of the Contributed Assets, Contributor shall sell and the Operating Partnership will buy the inventory of saleable merchandise of Contributor, subject to the following: 2.3.1 Purchase and Sale of Merchandise Inventory. An inventory of all merchandise will be conducted not earlier than 15 days prior to Closing but not later than 1 day prior to Closing (the “Inventory Period”), and Contributor shall sell, transfer, and deliver to the Operating Partnership all of the merchandise and other inventory used in connection with the Property. As used in this Agreement, the “Merchandise” will include only unopened merchandise and merchandise that (i) is not obsolete and (ii) has an expiration of 30 days or more after Closing Date. 2.3.2 Method of Taking Inventory. The Contributor and the Operating Partnership mutually agree to a method of inventory during the Inventory Period, and only if the Parties do not agree, then the Operating Partnership, at the Contributor’s expense, will use an inventory auditing service to conduct the counting of inventory. 2.3.3Inventory Purchase Price. The Merchandise shall be purchased at the Contributor’s then-current wholesale cost. The Contributor shall provide written evidence of the Contributor’s then-current wholesale cost, which will include the cost of the delivery of the Merchandise, if any. If no wholesale price is provided by Contributor then the inventory purchase price will be considered a part of the Total Consideration. 2.4 Excluded Assets. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all assets and properties of the Contributor set forth on Schedule 2.4, shall be deemed “Excluded Assets” and not contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto. Unless otherwise agreed in writing, the Contributor, at the Contributor’s expense, shall remove the Excluded Assets from the Property as soon as possible after the Closing Date but in no event later than 30 days after the Closing Date. If the Contributor fails to comply with the foregoing provisions, the Operating Partnership may dispose of such items at the Contributor’s expense or make such other arrangements as the Operating Partnership may determine appropriate. 2.5 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributor and thereafter pay, perform or discharge in accordance with their terms all of the liabilities of the Contributor listed on Schedule 2.5 (the “Assumed Liabilities”). 2.6 Excluded Liabilities. Notwithstanding the foregoing, the parties expressly acknowledge and agree that the Operating Partnership shall not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or other expenses of either the Contributor (or acquire the Property subject thereto) other than those assumed pursuant to the Contribution and Assumption Agreement and the Assumed Liabilities (the “Excluded 6

Liabilities”), and such Excluded Liabilities shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement or any other means, and the Operating Partnership shall not have any obligations with respect thereto. 2.7 Existing Loans and Creditors. 2.7.1 The Contributor has obtained certain financing encumbering the Property through CW Capital as the servicer and Wells Fargo as the master servicer at a fixed interest rate of 4.9%, with an original term of 10 years, at an original loan balance of $14,400,000 (the “Original Loan Balance) and collectively, the “Original Loan Balance”) (the “Existing Loan” and collectively, the “Existing Loans”). Such notes, deed of trusts and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” Each Existing Loan shall be considered a Permitted Lien for purposes of this Agreement. The Operating Partnership at its election shall either (i) assume the applicable Existing Loans at the Closing (subject to obtaining any necessary consents from the holder of the mortgage or deed of trust related to the Existing Loans (the “Lender”) prior to the Closing), (ii) take title to the Property subject to the lien of the Existing Loan Documents or (iii) cause the Existing Loans to be refinanced or repaid in connection with the Closing. Notwithstanding options (i)-(iii) herein if Existing Loans are assumed or replaced Operating Partnership will endeavor to seek a waiver of penalties, late charges, or forbearances related to the Existing Loans and shall indemnify and hold harmless Contributor and any Guarantors therefrom, therefore, the Operating Partnership shall have the right to discuss with CW Capital, Wells Fargo and any other lender that becomes known any of the options described in this Section 2.7.1 immediately upon the Contributor discussing the transaction contemplated by this Agreement with such entities. 2.7.2 Nothing contained in this Agreement shall preclude the Operating Partnership from reducing or increasing the indebtedness secured by the Property above the amount outstanding on the Existing Loans in connection with any refinancing which may occur concurrently with or after the Closing. The Contributor shall use commercially reasonable efforts along with the Operating Partnership in seeking to process approval of the assumption of the Existing Loan or in beginning the process for any refinancing or a payoff. 2.7.3 Before the Closing, the Contributor shall furnish to the Operating Partnership a true and complete list of all existing creditors. This list shall set forth the names and addresses of all of the Contributor’s creditors and shall contain information regarding the nature and extent of the claim or claims of each creditor. The Contributor shall afford to the Operating Partnership access to the Contributor’s books and records related to each claim and shall furnish the Operating Partnership with such financial and operating data and other information regarding each such claim as the Operating Partnership may from time to time reasonably request. 2.7.4 On or before Closing, the Contributor will pay all amounts owed to any creditors or persons and entities that otherwise possess any type of right or interest in the Contributed Assets arising from the ownership or operation of the Property by the Contributor prior to the Closing. If the creditor holds or obtains a lien on the Contributed Assets, then the following shall apply: (a) The Contributor, on written notice given by the Operating Partnership to the Contributor, shall pay such monies arising from the ownership or operation of the Property by the Contributor prior to, or as part of, the Closing required to obtain the release of any lien on the property. (b) In the event of default by the Contributor as to the foregoing, the Operating Partnership, on written notice given by the Operating Partnership to the Contributor, shall have the right to pay for the same and/or obtain the release of lien, if any, and receive a credit toward the Total Consideration at Closing. 2.8 Consideration and Exchange of Series T Limited Units. Subject to this Section, the Operating Partnership shall, in exchange for the Property, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements, transfer to the Contributor consideration equal to the Contributor’s “Total Consideration” as indicated on Exhibit D. The transfer of the Series T Limited Units to the Contributor shall be evidenced by an amendment (the “Amendment”) to the OP Agreement as determined by the Operating Partnership. The parties shall take such additional actions and execute such additional documentation as may be required by such party’s operating agreement and the OP Agreement in order to effect the transactions contemplated hereby. 7

2.9 Treatment as Contribution. The transfer, assignment and exchange effectuated pursuant to this Agreement shall constitute a “capital contribution” to the Operating Partnership and is intended to be governed by Section 721(a) of the Code, and the Contributor hereby consents to such treatment. 2.10Allocation of Total Consideration. The Total Consideration shall be allocated as set forth in Schedule 2.10. The Operating Partnership and the Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates that they control to take no position inconsistent with the allocation for income tax purposes. 2.11 Terms of Series T Limited Units. The Series T Limited Units shall be entitled to cash distributions according to Exhibit D and may be converted to Common Limited Units pursuant to the OP Agreement and on terms set forth therein and in Exhibit D. The Contributor acknowledges that the Series T Limited Units will be converted into Common Limited Units pursuant to the terms in the OP Agreement beginning 36 months, or at the option of the Contributor up to 48 months, after issuance to the Contributor and will be valued as set forth on Exhibit D. The Contributor acknowledges that the assigned value upon conversion may be higher or lower than the initial valuation depending on the information imputed into the formula set forth on Exhibit D. 2.12 Term of Agreement. If the Closing does not occur by the Closing Date, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein. 2.13 Management Company. Unless mutually agreed otherwise, the Operating Partnership and the Contributor shall enter into a new management agreement for a three (3) year term with Elevation Hospitality, LLC to manage the Property. Neither the Operating Partnership nor the selected management company shall be liable to the Contributor for, and the Contributor hereby waives, any claims, damages or losses incurred under any theory of liability as a result of, arising out of, in connection with, or related to the management company’s management and operation of the Property or the Property’s performance after the Closing Date. 2.14 Risk of Loss. The risk of loss relating to the Contributor’s Property prior to Closing shall be borne by the Contributor. If, prior to the Closing, the Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option (so long as the cost of repairing such destruction or damage is in the reasonable judgment of the Operating Partnership in excess of $15,000 (the “Maximum Per Property Total Consideration Adjustment”), determine not to acquire the Property if it has been partially or totally destroyed, damaged or taken (with an adjustment to the Contributor’s Total Consideration as indicated on Exhibit D). After the occurrence of any such casualty or condemnation affecting the Property, the Operating Partnership may also, at its option within 30 days after the Operating Partnership is notified of any such casualty or condemnation, elect to (a) acquire the Property and (b) direct the Contributor to pay or cause to be paid to the Operating Partnership upon or following the Closing any sums collected by the Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation (to the extent that the Contributor has not applied such sums or proceeds to the restoration of the Property or otherwise to address the impacts of such casualty or condemnation) and otherwise assign to the Operating Partnership upon or following the Closing all rights of the Contributor to collect such sums as may then be uncollected, and/or to the extent available to the Contributor, adjust or settle any insurance claim or condemnation proceeding, which the Contributor has not adjusted or settled prior to the Closing. Under such circumstances, the Contributor’s Total Consideration shall be reduced by the amount of (i) any deductibles under the applicable insurance policies or award with respect to the Property contributed at Closing and (ii) any uninsured casualty or loss with respect to the Property contributed at Closing. Insurance on the transferred Property shall be cancelled as of 12:01 a.m. EST after the Closing Date, and thereafter the Operating Partnership shall be solely responsible for all risk of loss relating to the Property. In the event that this Agreement is terminated by the Operating Partnership as provided above, the Earnest Money shall be returned in full to the Operating Partnership and neither party shall have any further duties or obligations to the other, except for any obligations expressly surviving the termination of this Agreement. 2.15 Escrow. Escrow shall be opened by the Operating Partnership with First American Title Company (the “Closing Agent”) upon execution of this Agreement by both parties. The Operating Partnership shall, within 3 business days of the Effective Date, deposit an earnest money deposit of $50,000 (the “Earnest Money”) which shall be applied to the cash payable by the Operating Partnership at the Closing. A copy of this fully-executed Agreement 8 will be delivered to the Closing Agent by the Operating Partnership and will serve as escrow instructions together with any additional instructions required by the Contributor and/or the Operating Partnership or their respective counsels. The Contributor and the Operating Partnership agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control. Notwithstanding anything else herein, in all events, the sum of $100.00 (the “Independent Consideration”), which sum has been bargained for and agreed to as consideration for Contributor’s execution and delivery of this Agreement, will be payable to the Contributor out of the Earnest Money, even if this Agreement is terminated under its express provisions. The Independent Consideration is independent of all other consideration provided in this Agreement, and is nonrefundable in all events. The Operating Partnership and Contributor stipulate that the Independent Consideration is sufficient consideration to support this Agreement notwithstanding the Operating Partnership’s rights to terminate this Agreement as set forth herein. 2.16 Title. Within 3 business days after the Effective Date, the Contributor shall, at its sole expense, order the Preliminary Title Report from First American Title Insurance Company (the “Title Company”). Copies of all documents referred to in Schedule B of the Preliminary Title Report must be attached to the Preliminary Title Report or otherwise delivered to the Operating Partnership. The Operating Partnership shall have until 11:59 pm EST on the later of (i) 10 days prior to the expiration of the Due Diligence Period and (ii) 5 business days after the date which the Operating Partnership receives the Preliminary Title Report to examine title and make any objections thereto and making of requests for specific endorsements, said objections or requests (“Objections”) to be made in writing or deemed waived. If any Objections are so made, the Contributor shall within 5 business days after receipt of the Operating Partnership’s Objections (the “Contributor’s Cure Period”) respond to the Operating Partnership in writing whether the Contributor shall cure such Objections or decline to cure any Objection. If the Contributor shall decide to make no efforts or shall be unwilling to cure, remove, or obtain insurable title over the Operating Partnership’s Objections, the Operating Partnership may, by the later of the end of the Due Diligence Period or within 5 business days after the expiration of the Contributor’s Cure Period, by notice to the Contributor, either (a) waive its Objections and proceed to Closing, (b) terminate this Agreement by notice to the Contributor and receive a full return of the Earnest Money or (c) cure the defect at Contributor’s expense and the cost would be credited at Closing. 2.17 Due Diligence Period. 2.17.1The Operating Partnership. Within 5 business days after the deposit of the Earnest Money from the Operating Partnership, the Contributor shall deliver to the Operating Partnership due diligence documents as requested by the Operating Partnership (the “Due Diligence Documents”), to the extent same exist and are in Contributor’s possession. The Operating Partnership shall have until 11:59 pm EST on the date which is 45 days following the later of (i) the Effective Date or (ii) the date which the Operating Partnership receives all Due Diligence Documents to the extent said documents are in Contributor’s possession (the “Due Diligence Period”) to review the Due Diligence Documents. During the Due Diligence Period, the Operating Partnership may cancel this Agreement for any reason or no reason by delivering a cancellation notice to the Contributor and Closing Agent on or before the expiration of the Due Diligence Period and the Earnest Money shall be immediately returned in full to the Operating Partnership and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement). If the Operating Partnership does not notify the Contributor and Closing Agent in writing, signed only by Norman H. Leslie or David R. Durell, on or before the expiration of the Due Diligence Period that the Operating Partnership is satisfied with the Due Diligence Period (the “Satisfaction Notice”), the Operating Partnership will be deemed to have exercised its right of termination and this Agreement will terminate and the Earnest Money shall be immediately returned in full to the Operating Partnership and neither party shall have any further duties or obligations hereunder (except for any obligation expressly surviving the termination of this Agreement). Notwithstanding anything herein to the contrary, if, after the end of the Due Diligence Period, any new matters arise which were not disclosed in the Due Diligence Documents and such matters materially or adversely affect the Property or render incomplete or inaccurate any of the Due Diligence Documents or if any new matters appear on updates to the Preliminary Title Report (an “Adverse Change”), the Operating Partnership shall have 5 business days from notice of the Adverse Change (the “Adverse Change Review Period”) to review and to accept or reject the Adverse Change. The Operating Partnership may cancel this Agreement during the Adverse Change Review Period if any Adverse Change is not acceptable to the Operating Partnership. If this Agreement is so terminated, the Earnest Money shall be returned immediately returned in full to the Operating Partnership and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement). 9

2.17.2The Contributor.The Operating Partnership has delivered to the Contributor the Confidential Private Placement Memorandum and all related documents (collectively, the “Offering Documents”) of the Operating Partnership. Unless waived in writing by the Contributor and upon execution of this Agreement, the Contributor shall have 14 days to review the Offering Documents (the “Offering Review Period”). During the Offering Review Period, the Contributor may cancel this Agreement for any reason by delivering a cancellation notice to the Operating Partnership and Closing Agent on or before the expiration of the Offering Review Period and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement). 2.17.3Access by the Operating Partnership. The Contributor will permit the Operating Partnership and its representatives to make a full business, financial, accounting, and legal review of the Property and the Contributor’s tax returns to the extent the Operating Partnership deems necessary (the “Due Diligence Review”). (a)Such right will include the right to monitor the sales and operations of the Property from and after the Effective Date. (b) The Contributor will take all reasonable steps necessary to cooperate with the Operating Partnership in undertaking the Due Diligence Review. (c) Except as set forth in this Agreement or as agreed by the Contributor and Operating Partnership, the Due Diligence Review by the Operating Partnership or its representatives will not affect the representations and warranties of the Contributor or the Operating Partnership’s reliance on them. (d) During the Due Diligence Period, the primary Contributor point of contact will be Sean Hawkins (the “Contributor Point of Contact”). Furthermore, during the Due Diligence Period, the Operating Partnership will be given direct access, and ability to communicate to the General Manager, Assistant General Manager, Head Housekeeper, Chief Engineer, and Director of Sales (collectively, “Key Personnel”). (e) The Contributor’s obligation to provide information to the Operating Partnership will continue through the Closing even if the Due Diligence Period has ended. 3. Closing. 3.1 Conditions Precedent. The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions precedent: 3.1.1 The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all respects on the date such representations and warranties were made and on the Closing Date as if made at and as of such date; 3.1.2 The obligations of the Contributor contained in this Agreement to be performed by Contributor shall have been duly performed on or before the Closing Date, including without limitation, the Contributor’s obligations to deliver the Closing deliveries set forth in Section 3.3, and the Contributor shall not have breached any of its covenants contained herein in any material respect; 3.1.3 Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 3.3; 3.1.4 The Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated hereby; 3.1.5No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending, threatened or reasonably foreseeable; 10

3.1.6 The Title Company shall be irrevocably committed to issue, at the sole cost and expense of the Operating Partnership, an ALTA extended coverage owner’s policy of title insurance (in current form), with such endorsements thereto as the Operating Partnership may reasonably request (including, without limitation, non-imputation endorsements and deletion of creditors’ rights to the extent permitted under Texas law), with coverage for the Property acceptable to the Operating Partnership in its sole and absolute discretion, and levels of reinsurance for the Property as reasonably acceptable to the Operating Partnership, insuring fee simple to all real property and improvements comprising the Property in the name of the Operating Partnership (or a subsidiary thereof, as the Operating Partnership may designate), subject only to the Permitted Liens (the “Title Policy”). 3.1.7 There shall not have occurred between the Effective Date and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the Property, taken as a whole. 3.1.8 If necessary, the Contributor shall make all reasonable and good faith efforts to cooperate with and provide assistance to the Operating Partnership and its third party auditor in complying with the Company’s reporting requirements to the Securities and Exchange Commission, including without limitation, any Rule 3-05 or Rule 3-14 of Regulation S-X Audit as described on Schedule 3.1.8. 3.1.9 The Operating Partnership shall have received environmental reports or assessments on the Property and operations requested by the Operating Partnership which show the Property in an environmental condition reasonably satisfactory to the Operating Partnership, in its sole discretion. If the Operating Partnership does not request the foregoing, this condition will be waived without further action by the Parties. 3.1.10If any of the Property or Contributed Assets are materially damaged at any time before the Closing, and the damages cannot reasonably be repaired on payment of the sums available by insurance settlement or from any sums to be paid by the Operating Partnership to the Contributor at the Closing, the Operating Partnership, at its option and notwithstanding anything herein to the contrary, shall have the right to terminate this Agreement and, on giving notice of such election to the Contributor, the Operating Partnership will immediately receive a refund of the Earnest Money in full termination of this Agreement. This paragraph will not apply if the damages are caused by the Operating Partnership’s negligence. 3.1.11This Agreement is conditioned on the Operating Partnership assuming or replacing the Contributor’s current mortgage loan. If the Operating Partnership is unable to assume or replace such loan under terms acceptable to the Operating Partnership, in the Operating Partnership’s sole discretion, at any point prior to the Closing Date, the Operating Partnership will give notice of such inability to the Contributor and notwithstanding anything herein to the contrary, the Operating Partnership shall have the right to terminate this Agreement and, on giving notice of such election to the Contributor, the Operating Partnership will immediately receive a refund of the Earnest Money in full termination of the Agreement. 3.1.12The Operating Partnership shall have assumed the existing franchise agreement from the Contributor or have entered into a new franchise agreement under term of years acceptable to the Operating Partnership, in the Operating Partnership’s sole and absolute discretion (the “Franchise Agreement”). 3.1.13 Notification. (a) Between the Effective Date and the Closing, Contributors shall promptly notify the Operating Partnership in writing if the Contributor has Knowledge of any fact or condition that causes or constitutes a breach of any of the representations and warranties made by it in this Agreement on the date hereof, or if Contributor has Knowledge of the occurrence after the Effective Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any part of the Disclosure Schedules, the Contributor shall promptly deliver to the Operating Partnership a supplement to its disclosures specifying said change. During the same period, Contributor shall promptly notify the Operating Partnership of the occurrence of any breach of any covenant of the Contributor in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 6.1 impossible or unlikely. Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion. 11

(b) Any supplement to the Disclosure Schedules or other notification under this Section 3.1.13 is effective solely for the following purposes: (1) to prevent any such notifying party from committing fraud or future misrepresentation; and (2) to allow the party delivering closing certificates to do so truthfully. 3.2 Time and Place. The closing date on the Operating Partnership’s acquisition of the Property shall be on or before the 30th day after either (i) the expiration of the Due Diligence Period (the “Closing” or the “Closing Date” as the context may require) or (ii) the expiration of the Contributor’s Cure Period, unless extended in accordance with the Adverse Change Review Period pursuant to Section 2.16.1. However, the Closing Date may be earlier upon the mutual agreement of the parties. The Closing Date may be extended at the election of the Operating Partnership for two 30-day periods at no cost. 3.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following: 3.3.1 The Contribution and Assumption Agreement in the form attached hereto as Exhibit B; 3.3.2 A duly executed and notarized special warranty deed (the “Deed’) and an assignment and assumption of the Ground Lease (the “Real Estate Assignment and Assumption”), in the form provided for under the law of the State of Texas and otherwise in conformity with the custom in the jurisdiction where the Property is located and in form and substance satisfactory to the Operating Partnership, conveying good, and marketable leasehold title to the Property, subject only to the Permitted Liens; 3.3.3 The OP Agreement; 3.3.4 The Amendment evidencing the transfer of Series T Limited Units to the Contributor; 3.3.5 The Contributor shall deliver all books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership or interest with respect to the Property which are in the Contributor’s possession or which can be obtained through the Contributor’s reasonable efforts along with appropriate evidence of the Contributor’s assignment thereof; 3.3.6 An affidavit from the Contributor, stating under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying any applicable federal and state law and Section 4.2.7 and any other withholding requirements; 3.3.7 The Contributor shall deliver a beneficiary’s statement or other evidence satisfactory to the Operating Partnership in its sole discretion confirming the outstanding principal balance and term of the Existing Loan to be assumed by the Operating Partnership; 3.3.8 The Contributor shall deliver any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributor’s Property (subject to the Permitted Liens) and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds, assignments of ground leases, air space leases and space leases, bills of sale, assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or Memorandum of Lease or other Property transfer documents as required; 3.3.9 If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 3.3; 3.3.10The Contributor shall deliver to the Operating Partnership possession of the Property; 12

3.3.11The Operating Partnership, on the one hand, and the Contributor, on the other hand, shall provide to the other a certification regarding the accuracy of each of their respective representations and warranties herein and in this Agreement as of such date. The Contributor shall provide a certification that it has performed the respective covenants required to be performed by them prior to Closing; 3.3.12The Contributor shall deliver an affidavit as may be required by the Title Company to delete from the Title Policy the standard exceptions and to issue any title endorsements as may be required by the Operating Partnership; 3.3.13 Closing Statements detailing all prorations and adjustments; 3.3.14 A duly executed Non-Competition and Non-Solicitation Agreement; 3.3.15 Operating Partnership; The Contributor shall deliver UCC searches in form and content satisfactory to the 3.3.16 the Closing Date; and The Contributor shall deliver evidence that any existing Leases shall be terminated as of 3.3.17 The Contributor shall deliver an Assignment of Warranties, in the form as attached hereto and incorporated herein as Exhibit C. 3.4 Closing Costs.Subject to Section 2.14, the Operating Partnership shall be responsible for (i) reassessments, (ii) escrow charges, (iii) the cost of any endorsements to the Owner’s Title Policy which the Operating Partnership shall require, (iv) all costs associated with any new Property Reports obtained by the Operating Partnership and (v) all costs relating to the issuance of the Franchise Agreement, the Operating Partnership, as an accommodation of the contemplated receivership, the Operating Partnership may elect to pay for the following, subject to consent by Operating Partnership and Contributor (vi) the cost of the Owner’s Title Policy (with extended coverage) obtained by the Operating Partnership, (vii) any documentary or other transfer taxes, (viii) any recording taxes or fees, (ix) all costs associated with an updated title commitment/search, (x) any fees related to the Operating Partnership’s assumption of the Existing Loan, if any, (xi) the cost of scheduling, ordering and providing the Operating Partnership an approved change of ownership PIP, (xii) commercially reasonable closing costs, fees or expenses, and (xiii) any withholding taxes required to be paid and/or withheld in respect of the Contributor at Closing as a result of the Contributor’s tax status. Each party will pay its own attorneys’ fees for this transaction. 4. Representations and Warranties and Indemnities. 4.1 Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Contributor that: 4.1.1 Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the Closing shall be treated as a “partnership” for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Memorandum and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. 4.1.2 Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles. 4.1.3 Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor and the accuracy of the representations and warranties contained in the Subscription Agreement and 13 this Agreement, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the Operating Partnership. 4.1.4 Partnership Matters.The Series T Limited Units which will be part of the Total Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through the Contributor. 4.1.5 Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (a) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (b) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (a) and (b), unless any such default, violation or conflict would not have a material adverse effect on the Operating Partnership. 4.1.6 Omitted 4.1.7 AS-IS CONDITION OF PROPERTY. THEOPERATING PARTNERSHIP ACKNOWLEDGES TO CONTRIBUTOR AND THE OPERATING PARTNERSHIP UNDERSTANDS THAT THE PROPERTY IS TO BE CONVEYED AS IS, WHERE IS, AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OR WRITTEN OR ORAL, EXCEPT THE WARRANTIES AND REPRESENTATIONS MADE BY CONTRIBUTOR IN THIS AGREEMENT AND THE WARRANTY OF TITLE THAT WILL BE SET FORTH IN THE CONVEYANCE INSTRUMENTS THE FOLLOWING ARE EXCLUDED FROM THE FOREGOING SENTENCE:. (A) THE CONDITION OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES RELATED TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE; (B) THE SOIL CONDITIONS, DRAINAGE, TOPOGRAPHICAL FEATURES OR CONDITIONS AT OR WHICH AFFECT THE PROPERTY; (C) WITH RESPECT TO POTENTIAL; ANY FEATURES OR CONDITIONS AT OR WHICH AFFECT THE PROPERTY ANY PARTICULAR PURPOSE, USE, ZONING, LAND USE, DEVELOPMENT (D) THEAREA,SIZE,SHAPE,CONFIGURATION,LOCATION,CAPACITY, QUANTITY, OR AMOUNT OF THE PROPERTY; (E) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR THE ABSENCE THEREOF PRIOR TO, NOW, OR HEREAFTER AFFECTING IN ANY MANNER ANY PART OF THE PROPERTY; (F) ANY CONSEQUENCES RESULTING FROM THE PROPERTY BEING LOCATED IN ANY AREA THAT IS DESIGNATED AS A “FLOOD PLAIN” OR IS CAPABLE OF RECEIVING FLOOD WATERS; AND 4.2 Representations and Warranties of the Contributor. The Contributor represents and warrants to the Operating Partnership, which representations and warranties are true and correct as of the Effective Date and will be true and correct as of the date of Closing: 14

4.2.1 Organization; Authority; Qualification. The Contributor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. 4.2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles. 4.2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Property, taken as a whole (a “Material Adverse Effect”). 4.2.4 Full Disclosure. This Agreement and any other information furnished to the Operating Partnership in connection with the transactions contemplated by this Agreement neither contains any untrue statement of material fact nor omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. 4.2.5 Ownership of the Property; Contributed Assets. (a) The Contributor is the sole owner of the Property, beneficially and of record, free and clear of any Liens of any nature (other than the Permitted Liens) and has full power and authority to convey the Property, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for the Property as herein provided, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than the Permitted Liens and any liens arising through the Operating Partnership). (b) The Contributor is the sole owner of the Contributed Assets, beneficially and of record, free and clear of any Liens of any nature (other than Permitted Liens) and has full power and authority to convey the Contributed Assets, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for such Contributed Assets as provided herein, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than Permitted Liens and any liens arising through the Operating Partnership). The Property, Contributed Assets and Assumed Agreements constitute all assets, rights, interests, and property interests owned or held by the Contributor related to the Property. (c) The Contributor has not been served with any notice of intent to claim a mechanic’s Lien on the Property and states that all parties who have furnished labor or materials on or at the Property within the last 90 days whether for repair, improvement, or otherwise have been fully compensated. Further, the Contributor has not contracted for nor is liable for obligations related to repairs, services, and other items that will not be paid in full at Closing, however, the Contributor will provide the Title Company with such documents requested by Title Company for the issuance of without the standard exception for liens. 4.2.6 No Violation. None of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Contributor or the Operating Partnership of (a) the organizational documents, including the operating agreement, if any, of the Contributor, (b) any agreement, document or instrument to which the Contributor is a party or by which the Contributor, Property, or the Contributed Assets are bound or (c) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or 15 governmental or regulatory authority or foreign, federal, state, local or other law binding on the Contributor or by which the Contributor, or any of its assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (b) and (c) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect. 4.2.7 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code) and is not a “foreign person” (within the meaning of Section 1445 of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Contributor will provide affidavits at the Closing to this effect as provided for in this Section 4.2.7. 4.2.8 Withholding. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 4.2.7. If the Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or applicable state law. 4.2.9 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of the Series T Limited Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Operating Partnership as follows: (a) Investment. The Contributor is acquiring the Series T Limited Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Series T Limited Units, except as set forth in the OP Agreement, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws, and (iii) the Transfer is permitted pursuant to the OP Agreement. The term “Transfer” shall not include any redemption of the Series T Limited Units or exchange of the Series T Limited Units for REIT Shares pursuant to Section 9.4 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement. (b) Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the Series T Limited Units for an indefinite period and is able to afford the complete loss of its investment in the Series T Limited Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Operating Partnership and the issuance of the Series T Limited Units as the Contributor deems necessary or desirable, has had cash flow and operations data for the Property made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Operating Partnership, the Property, the business and prospects of the Operating Partnership and the Series T Limited Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Series T Limited Units and to conduct its own independent valuation of the Property. (c) Holding Period. The Contributor acknowledges that it has been advised that (i) the Series T Limited Units must be held for 12 months and may have to be held indefinitely thereafter, and the Contributor must continue to bear the economic risk of the investment in the Series T Limited Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the 16

Series T Limited Units) and (ii) a notation shall be made in the appropriate records of the Operating Partnership indicating that the Series T Limited Units are subject to restrictions on transfer. (d) Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act). The Contributor has previously provided the Operating Partnership with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such questionnaire to make the statements contained therein false or misleading. 4.2.10No Brokers. Neither the Contributor nor any of the Contributor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement. The Contributor shall indemnify, defend and hold the Operating Partnership harmless from and against any other broker’s commission or finder’s fee and other claims asserted by any person claiming a broker’s commission or finder’s fee concerning this Agreement or the purchase and sale of the Property. The terms and conditions of this Section 4.2.10 shall survive Closing. 4.2.11Solvency. The Contributor will be solvent immediately following the transfer of the Property and the Contributed Assets to the Operating Partnership. 4.2.12Taxes. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Property, except such tax liens for which the tax is not delinquent and has been properly reserved for payment by the Contributor. The copies of the real property tax bills for the Property for the current tax year which have been furnished or made available to the Operating Partnership are true and correct copies of all of the tax bills for such tax year actually received by the Contributor or the Contributor’s agents for the Property. For federal income tax purposes, the Contributor is, and at all times during its existence has been either (i) a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity. The Contributor has timely and properly filed all Tax Returns relating to Other Taxes required to be filed by it and has timely paid all Other Taxes required to be paid by it. The Contributor has not requested any extension of time or agreed to any extension of the applicable statute of limitations within which to file any pending Tax Return relating to Other Taxes. None of the Tax Returns relating to Other Taxes filed by the Contributor is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against the Property. 4.2.13Litigation or Insolvency Proceedings. There is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to the Contributor’s Knowledge, threatened or reasonably anticipated in the last 12 months, against the Property, the Contributor, or the Contributed Assets or that would reasonably be expected to adversely affect the Contributor’s ability to consummate the transactions contemplated hereby. The Contributor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Property or the Contributed Assets, which in any such case would impair the Contributor ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect. The Contributor is not involved in any proceeding by or against the Contributor in any court under the Bankruptcy Code or any other insolvency or debtor’s relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, or other similar official of the Contributor or the Contributor’s property. 4.2.14Compliance With Laws.To the Contributor’s Knowledge, the Property has been maintained or operated and on the Effective Date are, and as of the Closing Date will be, in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, the Occupational Safety and Health Act, the Americans with Disabilities Act, zoning and building laws) whether federal, state or local, foreign. The Contributor presently possesses and will continue to possess at the Closing Date all governmental licenses, permits, certificates of inspection, other authorizations, filings, and registrations which are necessary for a hotel to be operated at the Property. The Contributor has not received written notice of any violation of any laws, ordinances or regulations from any governmental or regulatory authority with respect to the Property that has not been corrected. 17

4.2.15Eminent Domain. There is no existing or, to the Contributor’s Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Property. 4.2.16Licenses and Permits. To the Contributor’s Knowledge, all notices, licenses, permits, certificates (including certificates of occupancy), rights, privileges, franchises and authority required in connection with the construction, use, occupancy, management, leasing and operation of the Property has been obtained and are in full force and effect, are in good standing, except for those licenses, permits and certificates, the failure of which to obtain or maintain in good standing, would not have a Material Adverse Effect on the Property. 4.2.17Real Property. (a) Neither the Contributor nor any other party to any material agreement affecting the Property, has given to the Contributor or, to the Contributor’s Knowledge, received any notice of any uncured default with respect to any material agreement affecting the Property which would have a material adverse effect on the Property, and, no event has occurred or, to the Contributor’s Knowledge, is threatened which through the passage of time or the giving of notice, or both, would constitute a default thereunder which would have a material adverse effect on the Property or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any Property, except for Permitted Liens. To the Contributor’s Knowledge, such agreements are valid and binding and in full force and effect, have not been amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership, except for such amendments, modifications and supplements delivered or made available to the Operating Partnership. (b) To the Contributor’s Knowledge, the Contributor owns fee title to the Property as described in the Preliminary Title Report and has insurable fee simple title to the Property. 4.2.18Environmental Compliance. To the Contributor’s Knowledge, the Property is currently in compliance with all Environmental Laws and Environmental Permits. The Contributor has not received any notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon the Property. No investigation or litigation with respect to Hazardous Materials located in, on, under or upon the Property is pending or, to the Contributor’s Knowledge, has been threatened in the last 12 months by any Governmental Entity or any third party. To the Contributor’s Knowledge, no environmental conditions exist at, on, under, upon or affecting the Property or any portion thereof that would reasonably be likely to result in any material claim, liability or obligation under any Environmental Laws or Environmental Permit or any material claim by any third party. 4.2.19Trademarks and Tradenames; Proprietary Rights. (a) There are no actions or other judicial or administrative proceedings against the Contributor, or the Property pending or, to the Contributor’s Knowledge, threatened or reasonably anticipated in the last 12 months, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the “Proprietary Rights”) and that, if adversely determined, would have a Material Adverse Effect. There are no patents or patent applications relating to the operations of the Property as conducted prior to the Closing. (b) To the Contributor’s Knowledge, the current use of the Proprietary Rights does not conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person. (c) The Contributor agrees that from and after the Closing Date, the Operating Partnership shall have all of the Contributor’s right to use in or in connection with the conduct of any business (i) Hilton Garden Inn El Paso University (the “Name”) or (ii) any part or portion of the Name, either alone or in combination with one or more other words. After the Closing Date, the Contributor agrees that it will not use the 18

Name directly or indirectly, either alone or in combination with one or more other words, in or in connection with any business, activities, or operations that the Contributor directly or indirectly may carry on or conduct. 4.2.20Condition of Property. (a) To the Contributor’s Knowledge, there is no material defect in the structural condition of the Property, the roof thereon, the improvements thereon, the structural elements thereof and the mechanical systems thereon (including, without limitation, all HVAC, plumbing, electrical, elevator, security, utility, sprinkler and safety systems), nor any material damage from casualty or other cause, nor any soil condition of the Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as disclosed as part of its scheduled annual maintenance and improvement program. To the Contributor’s Knowledge, there are no outstanding citations issued by any health, building, or other governmental agency, under the Occupational Safety and Health Act and/or under the Americans with Disabilities Act having jurisdiction over the operation of the Fixtures and Personal Property. To the Contributor’s Knowledge, there have been no alterations to the exteriors of any of the buildings or other improvements on the Property that would render any surveys or plans provided to the Operating Partnership materially inaccurate or otherwise reflect a material deficiency in title to such improvements. (b) To the Contributor’s Knowledge, the Fixtures and Personal Property is presently operating and has been regularly maintained and will be in the same working condition in all material respects as of the Closing Date and there are no known defects that have not been disclosed to the Operating Partnership. 4.2.21Leases. As used herein, the term “Leases” shall include all leases, licenses, tenancies, possession agreements and occupancy agreements related to the Property, and all references to “tenants” and “Tenants” hereunder shall include all tenants, licensees or parties in possession under any such documents. Schedule 2.2 contains a complete and accurate list of all Leases. The Contributor owns the Property and holds the corresponding interests under such Leases; a true and complete copy of all such Leases have been made available to the Operating Partnership; the Contributor, as a party to such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured. To the Contributor’s Knowledge, all material obligations of the lessor under the Leases that have accrued to the Effective Date have been performed or satisfied. To the Contributor’s Knowledge, no tenants under any of the Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. The Contributor shall terminate all Leases prior to the Closing. 4.2.22Tangible Personal Property. The Contributor owns or leases all of the tangible personal property constituting Fixtures and Personal Property which is used in and necessary to the operation of the Property. To the Contributor’s Knowledge, such Fixtures and Personal Property are free and clear of all Liens, other than Liens pursuant to the agreements pursuant to which such Fixtures and Personal Property are leased and Permitted Liens. 4.2.23Service Contracts. There are no service or maintenance contracts affecting the Property which are not cancelable upon 30 days’ notice or less; true and correct copies of the service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to the Property (the “Service Contracts”) have been made available to the Operating Partnership and the same are in full force and effect and have not been modified or amended except in the ordinary course of the applicable Contributor’s business. To the Contributor’s Knowledge, no material event of default exists (which remains uncured) under any of the Service Contracts. All prepaid Service Contracts being assigned have been fully paid by Contributor. 4.2.24Employees. The Contributor has no employee benefit plans now in effect which are subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. No individuals are employed by any of the Property and transactions contemplated by the Agreement will not result in any liability with respect to labor and employment matters but agrees to cause the following: (a) Notification and Termination of Employees. At a mutually agreed time after this Agreement is executed that is not more than 3 days prior to the Closing Date, the Contributor and the Operating Partnership shall jointly announce the Agreement to the Contributor’s employees, and shall cooperate so that the Contributor’s notices of termination and any offers of employment by the Operating Partnership are delivered 19 simultaneously so that appropriate management representatives may explain the termination and any offers of employment to the employees. As of the Closing Date, the Contributor will terminate all employees and will pay to all employees all wages, salaries, commissions, bonuses, benefit plan contributions, and other compensation. The Operating Partnership may, in its discretion, re-employ some or all of such employees on the day after the Closing Date. (b) Exclusion of Employee Benefits. The Contributor acknowledges that (i) the Operating Partnership does not assume any employee benefits of the Contributor whatsoever, unless such employee benefits are specifically assumed as Assumed Liabilities and (ii) the Operating Partnership will have no obligation to provide employee benefits other than such benefits as the Operating Partnership will agree to provide to its employees in the exercise of the Operating Partnership’s sole discretion. (c) Collective Bargaining Agreements. There are no collective bargaining agreements currently in effect between the Contributor and labor unions or organizations representing any of the Contributor’s employees; and there does not now exist and there has been no formal or informal request to the Contributor for collective bargaining or for an employee election from any union or from the National Labor Relations Board. (d) Employee Verification. The Contributor represents that the Property’s employees are legally able to work within the United States, and employment status has been verified through E-Verify. (e) Employment Regulations Compliance. To the Contributor’s Knowledge, (i) there are no unfair labor practice complaints against the Contributor pending before the National Labor Relations Board, and no such complaints have been threatened, (ii) there is no labor strike, dispute slowdown, or stoppage actually in progress or threatened against the Contributor, (iii) no grievance or arbitration proceedings are pending and no such claim has been asserted and (iv) the Operating Partnership shall not incur any liability or obligation of any kind arising out of the Contributor’s employment of or termination of the Contributor’s employees nor for any other claim by any of the Contributor’s employees arising out of any employment relationship with the Contributor. In the event that the WARN Act or portions thereof apply to the Agreement, the Contributor is responsible for compliance with the duties and obligations of the employer under the act. 4.2.25Existing Loans. Schedule 2.5 to the Disclosure Schedule and/or the Preliminary Title Report lists all secured loans presently encumbering the Property, and any unsecured loans to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing and the respective balance of such loans as of the date the Agreement. To the Contributor’s Knowledge, the Existing Loan Documents are in full force and effect as of the Effective Date. To the Contributor’s Knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute a material event of default has occurred as of the Effective Date under any of the Existing Loan Documents. True and correct copies of the existing Loan Documents have been made available to the Operating Partnership. 4.2.26Real Property Taxes; Zoning. Neither the Contributor (nor its affiliates) has received any notification of any material new or increased general or special tax assessments for the Property except as may be disclosed in the Preliminary Title Report, as of the Effective Date, or as may be disclosed in the Title Policy as of the Closing. The Property is assessed for real property tax through one tax bill and the Property is comprised of one or more independent tax lots. The Contributor has not received any written notice (which remains uncured) from any governmental authority stating that the Property is currently violating any zoning, land use or other similar rules or ordinances in any material respect. 4.2.27Insurance. The Contributor currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to the Property, as the case may be, in customary amounts for projects similar to the Property in the markets in which the Property is located but in an amount of no less than full replacement cost of the improvements and general liability insurance in a per occurrence amount of no less than $1,000,000 and aggregate claims amount of no less than $3,000,000 for each policy and shall maintain such coverage in full force and effect until the Closing, and in all cases substantially in compliance with the existing financing arrangements. To the Contributor’s Knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or 20 non-renewal has been received or to the Contributor’s Knowledge threatened with respect thereto. There are no outstanding claims on the Contributor’s insurance policies relating to the Property or any portion thereof. 4.2.28Utilities. All public utilities, including telephone, gas, electric power, sanitary and storm sewer and water, are available for connection at the boundaries of the Property; such utilities are adequate for the current use of the Property; and the means of ingress and egress, parking, access to public streets and drainage facilities are adequate for the current use of the Property. 4.2.29Competition. Neither the Contributor nor any individual owner, officer, director, shareholder, or member has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the Property. The directors, managers, officers, and other owners, will not compete directly or indirectly with Property following the Closing Date; and, the names of directors, managers, officers, and the resident agent of the Contributor, together with each individual owner, are set forth on attached Exhibit E. 4.2.30Full Disclosure. This Agreement neither contains any untrue statement of material fact nor omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. 4.2.31 Brand Standards. The Contributor represents that to its Knowledge that the hotel operated at the Property is within brand standards, and that any future Property Improvement Plan (“PIP”) items that have been negotiated for delayed implementation have been disclosed to the Operating Partnership. 4.2.32OFAC. The Contributor is not, nor will the Contributor become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise with such person or entities. 4.2.33No Representations. The Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer of the Property, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements to the Operating Partnership and the receipt of Series T Limited Units and the Total Consideration, as consideration therefor. The Contributor further represents and warrants that it has not relied on the Operating Partnership or its affiliates, representatives, counsel or other advisors and its respective representatives for legal or tax advice and the Contributor acknowledges that it has not relied upon any other such representation or warranty with respect to legal and tax matters. Offset. To the extent the Contributor fails to comply with the terms of this Section 4.2, the Operating Partnership may be entitled to offset such obligations against the Series T Units by reducing the contribution or conversion values or the Series T Units. 5. Indemnification. 5.1 Survival of Representations and Warranties; Remedy for Breach. All representations and warranties contained in Section 4.1 and 4.2 (as qualified by the Disclosure Schedule) or in any Schedule or certificate delivered pursuant hereto shall survive the Closing, except for the representations and warranties made in Sections 4.2.4, 4.2.17, 4.2.18 and 4.2.20, however, which survive for a period of 12 months. 5.2 General Indemnification. 5.2.1 The Contributor shall, jointly and severally, indemnify and hold harmless the Operating Partnership and its respective directors, officers, employees, agents, representatives and affiliates (other than the Contributor) (each of which is an “Indemnified Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, “Losses”), asserted against, imposed upon or incurred by the Indemnified 21

Party in connection with or as a result of any breach of a representation, warranty or covenant of the Contributor contained in this Agreement from and after the Closing Date. 5.2.2 The Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of all fees and expenses of the Contributor in connection with the transactions contemplated by this Agreement, except as provided in Section 3.4. 5.2.3 With respect to any claim of an Indemnified Party pursuant to this Section 5.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 5.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 5.4 up to the amount actually paid by the Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributor with respect to insurance coverage disputes shall constitute Losses paid by the Contributor for purposes of this Section 5.2.3). 5.3 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Section 5, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 5.4; provided that failure to give notice to the Contributor will not relieve it from any liability which it may have to any Indemnified Party, unless it did not learn of such claim and such failure results in the forfeiture by the Contributor of substantial rights and defenses. The Indemnified Party may at its option demand indemnity under this Section 5 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party in conjunction with the Contributor shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at the Contributor’s option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its expense; and provided further, however, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid in full by the Contributor. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor at the Contributor’s sole cost and expense. 5.4 Limitations on Indemnification Under Section 5.2.1. The Contributor shall not be liable under Section 5.2.1 unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 5.2.1 exceeds $50,000, in the aggregate (the “Basket”); provided, however, that claims for Losses exceeding the Basket shall be recoverable from the first dollar of Losses. Notwithstanding anything herein to the contrary, any Losses arising out of a breach of representations or warranties contained in Sections 4.2.1, 4.2.2, 4.2.7, 4.2.8 and 4.2.10 shall not be subject to the Basket and shall be recoverable from the first dollar of Losses. 5.5 Indemnification. From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless the Contributor and the Contributor’s directors, officers, managers, members, employees, agents and representatives, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any Losses asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with or as a result of (i) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement, (ii) the failure of the Operating Partnership after the Closing Date to perform any obligation 22 required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership (including the Assumed Agreements), and (iii) the Assumed Liabilities. The Contributor shall indemnify and hold harmless the Operating Partnership and the Operating Partnership’s directors, officers, managers, members, employees, agents and representatives, as well as its affiliates (each of which is an “Indemnified OP Party”) from and against Losses asserted against, imposed upon or incurred by the Indemnified OP Party in connection with or as a result of all fees, costs and expenses of the Contributor in connection with the transactions contemplated by this Agreement. 5.6 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless the Contributor from any Losses arising as a direct result of the Contributor’s breach of this Agreement or the Contributor’s negligence. 5.7 Offset. To the extent the Contributor fails to comply with the terms of this Section 5, the Operating Partnership may be entitled to offset such obligations against the Series T Units by reducing the contribution or conversion values or the Series T Units. 6. Covenants. 6.1 Covenants of the Contributor. 6.1.1 From the Effective Date through the Closing, the Contributor shall not, without the prior written consent of the Operating Partnership: (a) Sell, transfer (or agree to sell or transfer), assign or otherwise dispose of, or cause the sale, transfer, assignment or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Assets or Assumed Agreements or all or any portion of its interest in the Property; or (b) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Property or Contributed Assets. 6.1.2 From the Effective Date through the Closing, the Contributor shall conduct its business with respect to the Property in the ordinary course of business consistent with past practices, and shall to the extent within its control, not, without the prior written consent of the Operating Partnership, which consent shall not be unreasonably delayed: (a) Enter into any material transaction not in the ordinary course of business with respect to any Property; (b) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Liens) the Property or any assets related to the Property or the Contributed Assets, except (i) liens for taxes not delinquent or being disputed by the Contributor in good faith and by appropriate proceeding in the ordinary course of the Contributor’s business, and (ii) mechanics’ liens being disputed by the Contributor in good faith and by appropriate proceeding in the ordinary course of the Contributor’s business; (c) Cause or permit a change to the existing use of the Property other than as a result of entering into new Leases in compliance with this Agreement; (d) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth in this Agreement untrue in any material respect (other than as a result of entering into new Leases in compliance with this Agreement); or (e) Enter into any new Leases related to the Property. The Operating Partnership shall approve or disapprove in writing any such action by the Contributor within 5 business days after receiving a written request (providing all information reasonably relevant to the Operating Partnership’s consideration) for such approval from the Contributor, which approval shall be in the Operating Partnership’s sole and absolute discretion. 23

6.1.3 From the Effective Date, the Contributor agrees to provide the Operating Partnership with such tax information relating to the Property as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns; 6.1.4 From the Effective Date, the Contributor shall promptly provide notice to the Operating Partnership upon any discovery that may lead to the Contributor’s representations and warranties contained in this Agreement being incomplete, inaccurate or in any manner not completely true and correct as of the Closing Date, including without limitation, any matter which if uncured prior to the Closing Date would have such effect, even if the Contributor intends to cure, correct or remedy such matter prior to the Closing and is implementing such cure, correction or remedy. If the disclosed item(s) represents a breach by the Contributor and the Operating Partnership determines in good faith that the disclosed item(s) contained in any such notice represents an impairment in the value of the Property in excess of the Maximum Per Property Total Consideration Adjustment, then the Operating Partnership may elect, in its sole discretion, to terminate this Agreement and, if such election is made, shall receive a full return of the Earnest Money. In the alternative, in the event that such impairment in value is below the Maximum Per Property Total Consideration Adjustment or the Operating Partnership otherwise elects to proceed with the acquisition of the Property, then the Operating Partnership may deduct from the Contributor’s Total Consideration an amount representing the reduction in value to the Property that the Operating Partnership reasonably determines has resulted or is likely to result from such disclosed item(s). 6.1.5 To the extent applicable, if the liquor license has not been transferred to the Operating Partnership effective as of the Closing Date, and to the extent allowable under the State of Texas, parties will execute a mutually agreeable temporary liquor management agreement to oversee and control the food and beverage operations of the Property. The Contributor and the Operating Partnership will cooperate with information as reasonably required to facilitate the transfer of the existing liquor permit. The Contributor shall reasonably cooperate with the Operating Partnership in connection with the transfer of the liquor license to the Operating Partnership or its designee on or after the Closing Date. The Operating Partnership shall pay all application fees in connection with the transfer of the liquor license. 6.1.6 From the Effective Date, the Contributor agrees to provide the Operating Partnership with all information relating to the franchise at the Property as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to entering into or assuming the Franchise Agreement. 6.1.7 Neither the Contributor nor any owner, subsidiary or affiliate of the Contributor shall establish, engage in, or become interested in, directly or indirectly, as an owner, partner, agent, shareholder, employee, independent contractor, consultant, or otherwise, within a radius of 25 miles from the Property in the operation of a hotel for a period 36 months. At the Closing, the Contributor shall execute the Non-Competition and Non-Solicitation Agreement set forth as Exhibit E (the “Non-Competition Agreement and Non-Solicitation Agreement”). 6.1.8 The Contributor shall enter into the Confidentiality and Non-Disclosure Agreement (the “NDA”), set forth as Exhibit F, with the Operating Partnership. 6.2 Prorations. 6.2.1 Prorations. All income and expenses of the Property shall be apportioned as of 12:01 a.m. EST on the Closing Date, with the Operating Partnership being deemed to be the owner of the Property during the entire day on which the Closing Date occurs and being entitled to receive all revenue of the Property, and being obligated to pay all expenses of the Property, with respect to such day. (a) Such prorated items shall include the following: (i) any other income with respect to the Property received by the Closing Date, if any, and for the current month not yet delinquent. Such proration shall be based on an operating statement updated not less than 1 day prior to the Closing Date; (ii) taxes and assessments (including personal property taxes on the Fixtures and Personal Property) levied against the Property; 24

(iii) utility charges for which the Contributor is liable, if any, such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to the Closing (dated not more than 15 days prior to the Closing) or, if unmetered, on the basis of a current bill for each such utility; (iv) all amounts payable with respect to Assumed Liabilities in effect as of the Closing; (v) credit shall be given to the Contributor for interest accounts, impound accounts, escrow accounts and other reserves included within the Existing Loans, which shall be transferred to the Operating Partnership at the Closing; (vi) room charges for the night before the Closing Date and ending on the morning of the Closing Date shall be split between the Contributor and the Operating Partnership on a fifty/fifty (50/50) basis and (vii) any other operating expenses or other items pertaining to the Property which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located. (b) Notwithstanding anything contained in this Section 6.2.1, the following shall apply: (i) The Operating Partnership shall be entitled to a credit against the Contributor’s Total Consideration to be delivered for the total sum of all deposits with respect to the Assumed Liabilities (not including interest accounts, impound accounts, escrow accounts and other reserves included within the Existing Loans, which shall be addressed in accordance with Section 6.2.1(a)(v) above) (the “Property Deposits”) to the extent not paid over to the Operating Partnership, and the Operating Partnership shall assume at the Closing the obligation under the Assumed Liabilities with respect to all Property Deposits credited or paid over to the Operating Partnership; (ii) Except as provided in the following sentence, all delinquent real estate taxes and assessments shall be paid by the Contributor at or before the Closing, together with any interest, penalties or other fees related to any delinquent taxes. In determining prorations relating to non-delinquent taxes, the Operating Partnership shall be credited with an amount equal to the real estate taxes and assessments applicable to the period prior to the Closing Date, to the extent such amount has not been actually paid by the Contributor. In the event that the Contributor has paid prior to the Closing any real estate taxes or assessments related to the Property applicable to the period after the Closing Date, the Contributor shall be entitled to a credit for such amount. In connection with the re-proration of real estate taxes and assessments for which a credit was given or a proration was made at the Closing, the Parties shall adjust the differences between them promptly upon demand being made therefor by either the Contributor or the Operating Partnership. If, after the Closing, any additional real estate taxes or assessments applicable to the period prior to the Closing Date are levied for any reason, including back assessments or escape assessments, then the Contributor shall pay all such additional amounts, including any additional fees and interest, if any. If, after the Closing, the Contributor or the Operating Partnership receive any property tax refunds regarding any Property relating to a period prior to the Closing, then that portion of the refunds related to a period prior to the Closing that is required to be refunded to any tenant of the Property shall be delivered to or retained by, as the case may be, the Operating Partnership for the purpose of making such refund payments with the remaining portion of such refunds retained by or delivered to, as the case may be, the Contributor. The Operating Partnership shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement; (iii) The Operating Partnership shall take all steps necessary to effectuate the transfer of all utilities to the name of the Operating Partnership as of Closing, where necessary, post deposits with the utility companies, and provide the Contributor with written evidence of the transfer at or prior to Closing. The Contributor shall be entitled to recover any and all deposits held by any utility company as of the Closing Date; (iv) The net proration credit to or charge against the Contributor on account of the prorations adjustments to be made upon the Closing shall be reflected through an adjustment to the cash portion 25 of the Contributor’s Total Consideration to be delivered pursuant to this Agreement. Any other proration adjustments made following the Closing shall be made in cash; and (v) If any prorations hereunder cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, with interest per annum at the prime rate of interest as set forth in The Wall Street Journal, plus 2% from the Closing Date to the date of payment if payment is not made within 10 business days after delivery of a bill therefor. Once all revenue and expense amounts have been finally and completely ascertained, the Operating Partnership shall prepare a final proration statement which shall be subject to the Contributor’s reasonable approval. Upon the Contributor’s acceptance and approval of any final proration statement submitted by the Operating Partnership, such statement shall be conclusively deemed to be accurate and final. To the extent any reconciliation is required, the Operating Partnership shall be permitted to offset any amounts by adjusting the Series T Limited Units transferred to the Contributor. 6.3 Tax Covenants. The Contributor shall provide to the Operating Partnership with such cooperation and information relating to any of the Property as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a REIT. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of their respective affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Contributor. The Operating Partnership may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date. The Contributor shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years. 6.4 Capital Contribution. The Contributor and the Operating Partnership (i) agree that the contribution transaction pursuant to this Agreement shall constitute a “capital contribution” to the Operating Partnership and is intended to be governed by Section 721(a) of the Code (subject to the limitations and qualifications of Subchapter K of the Code), (ii) intend that no gain or loss shall be recognized by the Contributor for income tax purposes as a result of such transaction, provided the Contributor provides information to the Operating Partnership reasonably demonstrating that the “disguised sale” rules in Section 707 of the Code are not applicable, (iii) shall report such transaction in a manner consistent with such intent, except to the extent that a final determination within the meaning of Section 1313(a) of the Code requires otherwise and (iv) agree that it will not take any action that could jeopardize such tax treatment. 7. Termination. 7.1 Termination. Provided that the Operating Partnership is not in default, this Agreement may be terminated prior to the Closing Date at the Operating Partnership’s option (and the Earnest Money immediately returned to the Operating Partnership in full) in the event of any of the following occurrences: 7.1.1 The Contributor fails to comply with any of the Contributor’s obligations hereunder; 7.1.2 A default exists in any material financial obligation of the Contributor; 7.1.3 Any representation made or contained in any submission from the Contributor proves to be untrue, substantially false or misleading at any time prior to the Closing Date; 7.1.4 There shall be a material action, suit or proceeding pending or threatened against the Contributor; 26

7.1.5 The Title Company shall refuse to provide written confirmation it will issue an owner’s title insurance policy reflecting only Permitted Liens, endorsements or affirmative insurance requested by the Operating Partnership during the Due Diligence Period; and 7.1.6 Notice of termination given by the Operating Partnership pursuant to any express right to do so under this Agreement. 7.2 Default by the Operating Partnership. If the Operating Partnership fails to perform any of the Operating Partnership’s obligations hereunder, then the Contributor, at the Contributor’s option, if such failure continues for 10 business days after written notice of such default from the Contributor and as the Contributor’s sole and exclusive remedy, the Contributor shall have the right to terminate this Agreement by giving written notice to the Operating Partnership, in which event the Contributor shall be entitled to the full Earnest Money Deposit as liquidated damages, and neither the Operating Partnership nor the Contributor shall have any further rights or obligations under this Agreement except matters that survive termination. Notwithstanding the foregoing, this provision is not intended to limit the Operating Partnership’s obligations to indemnify the Contributor for certain matters as expressly provided in this Agreement nor is it intended to limit the Operating Partnership’s ability to terminate this Agreement as provided herein. 7.3 Default by the Contributor. If the Contributor fails to perform any of the Contributor’s closing obligations, then the Contributor will have 10 business days to cure after receipt of written notice from the Operating Partnership; if any of the Contributor’s representations or warranties set forth herein are determined to be materially inaccurate or untrue when made and such failure continues for 15 business days after written notice thereof from the Operating Partnership (or such longer period as reasonably required by the Contributor to effect such cure, but in no event more than 30 days) or the Closing Date of earlier, then the Operating Partnership, at the Operating Partnership’s option and as the Operating Partnership’s sole and exclusive remedies, shall have the right to (i) terminate this Agreement by giving written notice to the Contributor, whereupon the Earnest Money shall be immediately delivered to the Operating Partnership by the Title Company upon receipt of written notice from the Operating Partnership of such termination and the Contributor shall reimburse the Operating Partnership for all of the Operating Partnership’s third party actual documented reasonable out-of-pocket expenses (the “Contributor’s Breakage Fee”) and thereafter, neither the Operating Partnership nor the Contributor shall have any further rights or obligations hereunder except matters which survive termination, (ii) pursue a damage claim not to exceed the Contributor Breakage Fee (plus a refund of the Earnest Money) or (iii) enforce specific performance of the obligations of the Contributor under this Agreement. Any suit for specific performance must be filed within 180 days after the Closing Date or shall thereafter be barred. Notwithstanding the foregoing, this provision is not intended to limit the Contributor’s obligations to indemnify the Operating Partnership for certain matters as expressly provided in this Agreement. 8. Miscellaneous. 8.1 Further Assurances. The Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby. 8.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without regard to the choice of laws provisions thereof. 8.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought. 8.5 Entire Agreement.This Agreement, the exhibits and schedules hereto constitutes the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. 27

8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect except that the Operating Partnership may assign this Agreement to an Affiliate. 8.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement. 8.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity. 8.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement. 8.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors. 8.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor and the Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing. 8.12 Days. All references to days in this Agreement will be construed as calendar days unless otherwise specified and a day will begin at 12:00 a.m. Eastern Standard Time and end at 11:59 p.m. Eastern Standard Time. 8.13 Calculating Time Periods. In calculating any time period prescribed or allowed by this Agreement, the day of the act or event from which the time period begins to run is not included and the last day of the time period is included. 8.14 Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated and will be deemed to be a part of this Agreement. 8.15 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph. To the Contributor: Sean A. Hawkins 9475 Briar Village Point, Suite 220 Colorado Springs, CO 80920. 28

To the Operating Partnership: Lodging Fund REIT III OP, LP Attn: Dave Durell 644 Lovett S.E., Suite B Grand Rapids, MI 49506 Fax: (701) 532-3369 With copy to: Legendary Capital Attn: Linzey Erickson 1635 43rd Street S, Suite 205 Fargo, ND 58103 Fax: (701) 532-3369 8.16 Force Majeure. A party is not liable for failure to perform the party’s obligations if such failure is as a result of acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), pandemic, war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, decrees of a court, tribunal or governmental authority, government sanction, blockage, embargo, labor dispute, strike, or lockout. If a party asserts any force majeure as an excuse for failure to perform, such non-performing party must prove that it took reasonable steps to minimize delay or damages caused by foreseeable events and that the other Party was timely notified of the likelihood or actual occurrence of a force majeure event. In the event of non-performance and/or termination pursuant to this Section 8.16, notwithstanding any other provision of this Agreement, the Earnest Money shall be returned to the Operating Partnership in full. 8.17 Impracticability. The Operating Partnership shall not be required to perform its obligations under this Agreement to the extent the performance (i) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Operating Partnership, (ii) would require the Operating Partnership to violate any applicable laws, rules, or regulations, or (iii) would result in the breach of any agreement or other applicable contract existing on the Execution Date. In the event of non-performance and/or termination pursuant to this Section 8.17, notwithstanding any other provision of this Agreement, the Earnest Money shall be returned to the Operating Partnership in full. 8.18 Equitable Remedies. The Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in the state in which the Property is located (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement. [signature page follows] 29

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above. OPERATING PARTNERSHIP: Lodging Fund REIT III OP, LP a Delaware limited partnership By: Its: Lodging Fund REIT III, Inc. General Partner By: Its: David R. Durell Chief Investment Officer CONTRIBUTOR: High Desert Investors, LP a Delaware limited partnership By: ASI Capital, LLC Its; Manager By: Name: Title: Sean A. Hawkins 30

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as ofthe date first written above. OPERATING PARTNERSHIP: Lodging Fund REIT III OP, LP a Delaware limited partnership By: Its: Lodging Fund REIT III, Inc. General Partner By: Its: David R. Durell Chiefinvestment Officer CONTRIBUTOR: High Desert Investors, LP a Delaware limited partnership By: ASI Capital, LLC Its; Manager /s/ Sean Hawkins By: Name: Title: 30

EXHIBIT A TO CONTRIBUTION AGREEMENT LEGAL DESCRIPTION OF THE PROPERTIES 162 ALEXANDER IMPS ONLY ON ALL OF BLK 162 & ELY PT OF 161 & CLSD ST BTW(329.94' ON ELY-529.23' ON SLY-IRREG ON WLY & NLY) Exhibit A 1 4841-1199-8198.1

EXHIBIT B TO CONTRIBUTION AGREEMENT CONTRIBUTION AND ASSUMPTION AGREEMENT FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers and conveys to Lodging Fund REIT III OP, LP, a Delaware limited partnership (the "Operating Partnership"), its entire legal and beneficial right, title and interest (other than any Excluded Assets) in, to all of the Contributed Assets and the Assumed Agreements, as listed on Schedule 2.2 of the Agreement, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law, TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever. Upon the execution and delivery hereof, the Operating Partnership absolutely and unconditionally accepts the foregoing assignment of each Contributed Asset and Assumed Agreement and assumes all Assumed Liabilities in respect of the Assumed Agreements, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of the Contributor thereunder from and after the date hereof. The Contributor for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, the Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements (other than the Excluded Assets) granted, transferred, conveyed and delivered by this Agreement. Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of [�/1.51, 2021, between the Operating Partnership and the Contributor. IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written. CONTRIBUTOR: High Desert Investors, LP a Delaware limited partnership By: /_s_/ S_e a_n@H a_w ki_n_s Name: �Se........,.an"'-"-A =GHa-wk'-f-in-+.s '-_c. '-'-'-----' Title: ---'--Autho_r_i_z_e_d S_i_g_na_t_o_r_y -------Exhibit B 1 4841-1199-8198.l

ACKNOWLEDGEMENT On �US±: -Z.5 Z&.4 , before me, the undersigned, a Notary Public in and for said State, personally 1 appeared, persorudy known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of ich the individual acted, executed the instrument. /s/ Meghan Hatari ORADO NOTARY ID 201 �l>tflB� y COMMISSION EXPIRES JAN 9, 2023 Exhibit B 2 4841-1199-8198.1

EXHIBIT C TO CONTRIBUTION AGREEMENT ASSIGNMENT OF WARRANTIES Exhibit C 1 4841-1199-8198.1

EXHIBIT D TO CONTRIBUTION AGREEMENT TOTAL CONSIDERATION Total Consideration pursuant to Section 2.8 of the Agreement shall be $17,600,000 consisting of: $13,073,104.58 via assumption of Contributor’s current financing as of the Effective Date $4,526,895.42 in Series T Limited Units, equivalent to 452,689 Series T Limited Units Operating Partnership shall pay for reasonable closing costs typically paid for by a Contributor, subject to the terms of 3.4 which shall be a dollar for dollar offset against the T Limited Units. Distributions pursuant to Section 2.11 of the Agreement shall be: Base year NOI shall be $1,669,020 (12/31/2019 normalized) Years 1-3 Distribution Schedule Payable as cash distributions 14, 26, and 38 months post-closing The number of Common Limited Units in the Operating Partnership shall be determined based on the formula below, which shall constitute the Series T Value. The Series T Value shall be determined upon (i) 36 months, and up to 48 months at the election of Contributor, after the Closing Date or (ii) the sale of (a) the Property or (b) substantially all of the Operating Partnership’s assets. The Applicable Cap Rate when applied to the then current trailing 12 month net operating income of the Contributed Asset, less amounts incurred or accrued by the Partnership for (i) any funds advanced as cash at closing (ii) $100,000 contribution towards any commercially reasonable closing costs identified under section 3.4, (iii) the Original Loan Balance, (iv) loan assumption or origination fees and related expenses, (v) if applicable, costs of prepayment or defeasance and related expenses, (vi) PIP and capital expenditures, (vii) operating cash infused by the General Partner and/or Partnership, (viii) any shortfall of the 10% minimum cumulative yield on General Partner’s invested capital, and (ix) any other unrealized or unreimbursed costs of operating the Contributed Asset. Applicable Cap Rate shall mean: 9.5% Exhibit D 1 4841-1199-8198.1 Distribution AmountCondition 1% If NOI is equal to or greater than 70% but less than 80% of Base Year NOI 2% If NOI is equal to or greater than 80% but less than 90% of Base Year NOI 3% If NOI is equal to or greater than 90% but less than 100% of Base Year NOI 4% If NOI is equal to or greater than 100% but less than 110% of Base Year NOI 5% If NOI is equal to or greater than 110% but less than 120% of Base Year NOI 6% If NOI is equal to or greater than 120% of Base Year NOI

EXHIBIT E TO CONTRIBUTION AGREEMENT NON-COMPETITION AGREEMENT AND NON-SOLICITATION AGREEMENT This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is dated as of , 20(the “Effective Date”), between Lodging Fund REIT III OP, LP a Delaware limited partnership with an address of 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103 (“Operating Partnership”), High Desert Investors, LP, a Delaware limited partnership with an address of [ ] (“Contributor”), and [ ], its manager and , operating officers of the Contributor (the “Interested Parties”). The Contributor and Interested Parties are collectively referred to herein as the “Restricted Parties.” R E C I T A L S: A. The Operating Partnership and Contributor have entered into a Contribution Agreement, dated as of , 2021, (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute property to the Operating Partnership, such property located at [Hotel Address] (the “Hotel”). B. The agreement of the Restricted Parties to deliver this Agreement was a material inducement to Operating Partnership in entering into the Purchase Agreement. C. The Operating Partnership, as the owner of the Hotel from and after the date of closing of the Contribution Agreement, desires to preclude the Restricted Parties from competing against it during the term of this Agreement. A G R E E M E N T For valuable consideration, the parties agree to the following covenants and agreements set forth in this Agreement and in the Contribution Agreement: 1.1 Non-Competition. The Restricted Parties covenant and agree that, for a period of 3 years beginning on the closing date of the Contribution Agreement (the “Closing Date”), neither the Restricted Parties, nor any entity controlled by the Restricted Parties (an “Affiliate”) will, without the prior written consent of the Operating Partnership, directly or indirectly, own, manage, operate, join, control, or engage or participate in the ownership, management, operation, or control of, or be connected as a shareholder, director, officer, agent, partner, joint venturer, lender, employee, consultant or advisor with, any business or organization any part of which engages in the business of hotel or motel ownership or management or is in competition with any of the business activities of the Operating Partnership, or any affiliate of the Operating Partnership within the Non-Competition Area. 1.2 Geographic Restriction. The term “Non-Competition Area” in this Agreement means the area within a 25-mile radius of the Hotel. This provision will not apply to any business which was in operation prior to the Effective Date of the Contribution Agreement, and will not restrict the Interested Parties, individually or as owners or employees of an entity from managing or consulting regarding one or more hotel(s) or motel(s) under management agreement for owner(s) or lender(s) which either or both Interested Parties: (a) do business with prior to the Effective Date, (b) are part of a multi-property management relationship with owner(s); or a lender(s); or (c) is a property in receivership or foreclosure controlled by a lender. 1.3 Confidential Information. (a) On and after the Closing Date, the Restricted Parties will not use or disclose to anybody, and will cause all of their respective Affiliates to refrain from disclosing, any Confidential Information except: (a) where necessary to comply with any legal obligation, such as a court order or subpoena, provided the Restricted Parties will first promptly notify the Operating Partnership prior to any such disclosure and permit Operating Partnership to intervene to block such disclosure; (b) where necessary, to the Restricted Parties’ attorneys and accountants, provided that they will have first been apprised of the limitations of this Agreement and will have agreed to be comply with and Exhibit E 1 4841-1199-8198.1 be bound by such limitations; or (c) where the Restricted Parties have obtained the express, prior written consent from the Operating Partnership. (b) The term “Confidential Information” includes but is not limited to information specific to the Hotel, including but not limited to: customer lists, contact information, needs, preferences and history of service; business operations and methods; training materials; marketing plans; customer relations information; service and operations forms; practices, procedures, policies and guidelines; sales information; supplier/vendor agreements and information; and all other information, lists, records and data relating to or dealing with the business operations or activities of the Hotel, the disclosure of which may provide valuable benefits to any other person or entity or which would embarrass or damage the Hotel, Operating Partnership or their affiliates, monetarily or otherwise. Furthermore, the term “Confidential Information” is intended to be construed broadly, including information in all forms, written or oral, on paper or stored electronically or in any other medium, and includes all originals, summaries, portions and copies of any such information. As further provided in the Confidentiality and Non-Disclosure Agreement by and between the Parties, and of even date herewith, Confidential Information does not include information that: (i) was widely known in the industry at the time of disclosure to the Restricted Party, or (ii) becomes widely known or readily available other than by a breach of this Agreement. 1.4 Non-Solicitation; Non-Interference. Except with the prior written approval of the Operating Partnership, for a period of 3 years after the Closing Date, neither the Restricted Parties nor their respective Affiliates will (a) employ or offer to employ any person who was principally employed at the Hotel on the Closing Date, (b) solicit, recruit, or encourage any employee or independent contractor of the Hotel or Operating Partnership to leave his or her employment, (c) hire, employ or cause to be hired, or establish a business with, any person who was employed at the Hotel, within the 12-month period preceding the Closing Date, (d) solicit any business clients of the Hotel or encourage them to terminate any contracts, and (e) interfere with or encourage any adjustments to long term negotiated rate clientele. In addition, any attempt by any Restricted Party to induce others to terminate any contracts, employment, or independent contractor relationship with Operating Partnership or the Hotel, or any effort by any Restricted Party to interfere with any of the relationships between each of the Operating Partnership and the Hotel and any of their business clients, employees, or independent contractors, would be harmful and damaging to the Operating Partnership. For purposes of this Section 1.3, an “employee” will include any person who is a common law employee or who is an independent contractor providing personal services. 1.5 Non-Disparagement. The Restricted Parties will not: (a) make any disparaging or defamatory statements about Operating Partnership, the Hotel or their affiliates, or (b) authorize, encourage or participate with anyone to make such statements. 1.6 Reasonableness; Independent Covenants. The Restricted Parties acknowledge that the restrictions set forth in this Agreement are reasonable and necessary to prevent the use and disclosure of the Hotel’s and the Operating Partnership’s Confidential Information, to protect the goodwill and business relationships of the Hotel, and to otherwise protect the legitimate business interests of Operating Partnership and the Hotel from and after the Closing Date. The Restricted Parties further acknowledge that all restrictions in this Agreement are reasonable in all respects, including duration, territory and scope of activity restricted. 1.7 Remedies. (a) The Restricted Parties agree that if they or any of their Affiliates engage or threaten to engage in any activity that constitutes a violation of any of the provisions of this Agreement, Operating Partnership will have the right and remedy to have the provisions of this Agreement specifically enforced by law or by any court having jurisdiction. (b) The Restricted Parties agree a breach of this Agreement would cause immediate irreparable injury to Operating Partnership and/or the Hotel and that money damages would not provide an adequate remedy at law for any breach. Further, without limiting any other legal or equitable remedies available to it, Operating Partnership will be entitled to obtain equitable relief by temporary restraining order, preliminary and permanent injunction or otherwise from any court of competent jurisdiction (without the requirement of posting a bond or other security), including, without limitation, injunctive relief to prevent the Restricted Parties’ failure to comply with the terms and conditions of Section 1 of this Agreement. Such right and remedy will be in addition to, and not in lieu of, Exhibit E 2 4841-1199-8198.1 any other rights and remedies available to Operating Partnership at law or in equity, including the right to seek monetary damages. (c) The applicable 3-year period of the covenants contained in Section 1.4 above will be extended on a day for day basis for each day during which a Restricted Party is in violation of the covenant, so that each Restricted Party is restricted from engaging in the activities prohibited by the covenant for the full 3-year time period. (d) The Restricted Parties agree that Operating Partnership will have the right to set-off any damages hereunder against any amount owed by Operating Partnership to Contributor at or after the closing of the Purchase Agreement. (e) The Restricted Parties agree that the existence of any claim or cause of action by a Restricted Party against Operating Partnership, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by Operating Partnership of the covenants and restrictions in this Agreement. 1.8 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. 1.9 Severability. If any provision of this Agreement will, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment will not affect, impair or invalidate the remainder of this Agreement but will be confined in its operation to the provision or provisions hereof directly involved in the controversy in which such judgment will have been rendered, and this Agreement will be construed as if such provision had never existed, unless such construction would operate as an undue hardship on Contributor or Operating Partnership or would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement. 1.10 Notices. All notices, requests, demands, and other communications under this Agreement will be in writing and will be sent by hand messenger, electronic facsimile transmission, electronic mail (e-mail), reputable overnight courier, or certified mail, postage prepaid, return receipt requested. Notices and other communications will be deemed to have been duly given, as applicable (i) if by hand delivery, on the date of delivery, if such date is a business day (or if such date is not a business day, then on the first business day following such date), (ii) if by electronic facsimile transmission, the date of transmission as evidenced by automated date and time confirmation from sender’s machine, (iii) if given by e-mail, the communication is instantaneous and the day of receipt can be designated to be the same day as sending and a written copy must also be sent via certified mail, (iv) if given by overnight courier, 1 business day after deposit with the overnight courier, or (v) if given by certified mail, 1 business day after deposit with the United States Post Office. Notices will be addressed as set forth below, or to any other address that the parties will designate in writing: If to the Restricted Parties: Fax: Email: With copy to: If to Operating Partnership: Lodging Fund REIT III OP, LP Exhibit E 3 4841-1199-8198.1

Attn: David Durell 644 Lovett SE, Suite B Grand Rapids, MI 49506 Fax: (701) 532-3369 With copy to: Legendary Capital Attn: Linzey Erickson 1635 43rd Street S, Suite 205 Fargo, ND 58103 Fax: (701) 532-3369 1.11 Other Legal Obligations. Nothing in this Agreement shall be construed to limit or otherwise waive any other legal obligations of the Restricted Parties in favor of the Operating Partnership. 1.12 Benefit and Binding Effect. The Restricted Parties may not assign this Agreement without the prior written consent of Operating Partnership. The Operating Partnership may assign to an entity of which the Operating Partnership or one of its affiliates is a constituent. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. 1.13 Further Assurances. The parties will execute upon request any other documents that may be necessary and helpful for the effectiveness and enforceability desirable to the implementation and consummation of this Agreement. 1.14 Governing Law. This Agreement will be governed by the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof. 1.15 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto concerning the subject matter hereof. 1.16 Headings. The headings herein are included for ease of reference only and will not control or affect the meaning or construction of the provisions of this Agreement. 1.17 Amendments/Waivers. This Agreement cannot be amended except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment is sought. Any waiver of any provision of this Agreement must be in writing and signed by the party granting the waiver. 1.18 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. [signature page follows] Exhibit E 4 4841-1199-8198.1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. OPERATING PARTNERSHIP: Lodging Fund REIT III OP, LP a Delaware limited partnership By:Lodging Fund REIT III, Inc. Its: General Partner By: Name: Title: CONTRIBUTOR: [Contributor name] [Contributor entity type] By: Name: Title: RESTRICTED PARTIES: [Individual Name] Exhibit E 5 4841-1199-8198.1

EXHIBIT F TO CONTRIBUTION AGREEMENT CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT THIS AGREEMENT is made and entered into as of August 24, 2021 by and between Lodging Fund REIT III OP, LP (individually and collectively with its subsidiaries, owners and affiliates, the “Partnership”) and [Contributor Name] (“Contributor”) (the Partnership and Contributor individually, a “Party” and collectively, the “Parties”). The Parties intend to exchange Confidential Information to one another in connection with the possibility of engaging in the transaction described in the Contribution Agreement (the “Transaction”). In consideration of the promises exchanged herein, the Parties hereto agree that the following terms and conditions shall apply when one Party discloses "Confidential Information" to the other Party: 1. DEFINITION OF “CONFIDENTIAL INFORMATION”. As used in this Agreement, the term “Confidential Information” means all information relating to or used in the Partnership’s business, regardless of whether it is marked “confidential” or otherwise. Confidential Information includes, but is not limited to, all business processes and procedures, systems, methods of doing business, data, reports, specifications, formulae, proposals, strategies, business plans and analyses, financial information and projections, investment strategy, marketing, advertising, promotions, market research, plans, information about past, present or potential investors, information about past, present or potential vendors, information about existing or future technology, and proprietary software or models. Without limiting the foregoing, the term “Confidential Information” expressly includes: the Partnership’s investment strategies, including without limitation the possibility of entering into an umbrella real estate investment trust (“UPREIT”) transaction; and potential details related to the Transaction, including without limitation potential Transaction terms, provisions, and pricing. The foregoing notwithstanding, the term “Confidential Information” does not include information that: a) Is or becomes known to the public through no fault of the receiving Party; b) The receiving Party already rightfully possessed before the disclosing Party disclosed it to the receiving Party; c) Is subsequently disclosed to the receiving Party by a third-party who is not under obligation of confidentiality to the disclosing Party; or d) The receiving Party develops independently without using Confidential Information. 2. NON-DISCLOSURE OBLIGATIONS. Neither Party shall not disclose Confidential Information of the other Party to any of its officers, directors, employees, contractors or agents or to any third-party without the disclosing Party’s written consent, except that (a) the receiving Party may disclose such information to its officers, directors, employees, contractors, and agents whose duties justify their need to know such Confidential Information, and who have been clearly informed of their obligation to maintain the confidential status of such Confidential Information, and in the case of contractors or agents, who have signed a written document acknowledging the obligation to maintain the confidential status of Confidential Information, and shall cause them to comply fully with these obligations; and (b) the receiving Party may disclose Confidential Information to the extent required by applicable federal, state or local law, regulation, court order, or other legal process, provided such Party has given the disclosing Party prior written notice of such required disclosure and, to the extent reasonably possible, has given the disclosing Party an opportunity to contest such required disclosure at the disclosing Party’s expense. 3. PROTECTION OF CONFIDENTIAL INFORMATION. The receiving Party shall use the same care to prevent the unauthorized use or disclosure of the Confidential Information as such Party uses with respect to its own confidential information of a similar nature, which shall not in any case be less than the care a 4841-1199-8198.1 Exhibit F 1 reasonable business person would use under similar circumstances. Without limiting the foregoing, the receiving Party shall take reasonable action by instruction, agreement or otherwise with respect to such Party’s employees or other persons permitted access to Confidential Information to cause them to comply fully with the receiving Party’s obligations hereunder. 4. PERMITTED USE OF CONFIDENTIAL INFORMATION. The receiving Party may not use the Confidential Information directly or indirectly for any purpose other than the purpose for which it was originally disclosed, or for any purposes which could be deemed to be adverse to or competitive with the disclosing Party’s business. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Buyer’s right (or the right of any permitted assignee or Lodging Fund REIT III, Inc. (“Parent”)) to disclose information relating to this Agreement, the Contribution Agreement, or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers, investment advisors and/or broker-dealers evaluating Buyer, its permitted assignees or Parent, (b) in connection with any filings with governmental agencies (including the Securities and Exchange Commission) by Parent, (c) to any broker-dealers or investment advisors in Parent’s selling group and any of Parent’s investors, including pursuant to the confidential offering memorandum used in connection with Parent’s ongoing private offering, and (d) to the public as long as such information does not specifically disclose the identity of the Contributor or the Property if such disclosure occurs before the end of the Due Diligence Period. 5. DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon the written request of the disclosing Party, the receiving Party shall cease using and arrange for the destruction of all copies of any Confidential Information then in the receiving Party’s possession or under such Party’s control. The receiving Party agrees to dispose of the Confidential Information in such a manner that the information cannot be read or reconstructed after destruction. Upon the written request of the disclosing Party, the receiving Party shall certify in writing that it has complied with the obligations set forth in this paragraph. 6. INFORMATION SECURITY. (a) The receiving Party shall take appropriate measures designed to protect the security, confidentiality, and integrity of Confidential Information; (b) the receiving Party shall restrict access to Confidential Information to those officers, directors, employees, contractors, agents or other third parties whose access the disclosing Party deems appropriate; (c) Confidential Information shall continue to be subject to the terms of this Agreement indefinitely; and (d) the disclosing Party shall have the right to review the receiving Party’s operations and procedures to ensure compliance with the foregoing requirements. The receiving Party agrees to indemnify the disclosing Party for all reasonable fees, costs, charges, and expenses resulting from any unauthorized access to Confidential Information. 7. OWNERSHIP OF CONFIDENTIAL INFORMATION. The disclosing Party shall retain all right, title and interest in and to its own Confidential Information. Neither this Agreement nor any disclosure of Confidential Information shall be deemed to grant the receiving Party any license or other intellectual property right. 8. DISCLAIMERS. The receiving Party acknowledges and agrees that the disclosing Party provides Confidential Information disclosed hereunder on an “AS IS” basis, without warranties of any kind, except as specified in Section 7 above. Without limiting the foregoing, the disclosing Party does not represent or warrant that Confidential Information is accurate, complete or current. The disclosure of Confidential Information containing business plans is for planning purposes only. The disclosing Party may change or cancel its plans at any time at such Party's sole discretion. The receiving Party further acknowledges and understands that disclosure of Confidential Information is not a representation that the parties will enter into any type of business relationship. 9. INJUNCTIVE RELIEF. The receiving Party acknowledges that the unauthorized use or disclosure by such Party of Confidential Information would cause immediate and irreparable damage that could not be fully remedied by monetary damages. The receiving Party therefore agrees that the disclosing Party may specifically enforce this Agreement and shall be entitled to injunctive or other equitable relief to prevent unauthorized use or disclosure without the necessity of proving actual damage. 4841-1199-8198.1 Exhibit F 2

10. TERMINATION. This Agreement shall remain in full force and effect until the earlier of (i) the Parties’ execution of a binding agreement superseding this Agreement, or (ii) a date two years after the conclusion of business discussions between the Parties. 11. SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. 12. GENERAL. This Agreement supplements the LOI, and to the extent inconsistent, supersedes any other non-disclosure or confidentiality agreement between the Parties. The Parties may not amend this Agreement except in a writing that each party signs. The terms of such an amendment shall apply as of the effective date of the amendment, unless the amendment specifies otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The laws of the State of North Dakota shall govern this Agreement. No provision of this Agreement may be waived, except pursuant to a writing executed by the party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement operates as a waiver or estoppel of any right, remedy or condition. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available at law, in equity or otherwise. LODGING FUND REIT III OP, LP on behalf of itself and its subsidiaries, owners and affiliates CONTRIBUTOR By: /s/ David Durell By: Name: David R. Durell Name: Title: Chief Investment Officer Title: 4841-1199-8198.1 Exhibit F 3

10. TERMINATION. This Agreement shall remain in full force and effect until the earlier of (i) the Parties' execution of a binding agreement superseding this Agreement, or (ii) a date two years after the conclusion of business discussions between the Parties. 11. SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. GENERAL. This Agreement supplements the LOI, and to the extent inconsistent, supersedes any other non disclosure or confidentiality agreement between the Parties. The Parties may not amend this Agreement except in a writing that each party signs. The terms of such an amendment shall apply as of the effective date of the amendment, unless the amendment specifies otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The laws of the State of North Dakota shall govern this Agreement. No provision of this Agreement may be waived, except pursuant to a writing executed by the party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement operates as a waiver or estoppel of any right, remedy or condition. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available at law, in equity or otherwise. 12. LODGING FUND REIT III OP, LP on behalf of itself and its subsidiaries, owners and affiliates CONTRIBUTOR ,. /s/ Sean Hawkins By:---------------Name: David R. Durell By:--+-----=-�-,----,--,,----+-,�------Name: -;--o,.��....,...,-�-�-------Title: Chieflnvestment Officer Title: --'--'��.........��-'----+---,-,'--'-+--6 r-..,..•'1 ---'-I 4841-1199-8198.I Exhibit F 3

EXHIBIT G TO CONTRIBUTION AGREEMENT TAX INFORMATION Exhibit G 1 4841-1199-8198.1

Schedule 2.2 List of Contributed Assets, Assumed Agreements and Leases 4841-1199-8198.1 Schedule 2.2 1

Schedule 2.4 List of Excluded Assets 1. Contributor’s cash, cash equivalents and investments not relating to the operation of the Property. 2. Any Fixtures and Personal Property that contains hazardous materials that the Operating Partnership requires to be removed. 3. Any management agreement pertaining to the Property, which management agreements must be terminated at Closing. Schedule 2.4 1 4841-1199-8198.1

Schedule 2.5 List of Assumed Liabilities; Permitted Liens Schedule 2.5 1 4841-1199-8198.1

Schedule 2.6 List of Excluded Liabilities Schedule 2.6 1 4841-1199-8198.1

Schedule 2.10 Allocation of Total Consideration Schedule 2.10 1 4841-1199-8198.1

Schedule 3.1.8 3-05 Audit Contributor acknowledges that under either Rule 3-05 or Rule 3-14 of Regulation S-X, the Operating Partnership is required to provide certain information in connection with reports the Company is required to file with the Securities and Exchange Commission. Accordingly, Contributor agrees to: (a) allow the Operating Partnership and its representatives which includes third party auditors, at the Operating Partnership’s sole cost and expense, to perform an audit of the Property, the Contributed Assets and business operations of and at the Property to the extent required under either Rule 3-05 or Rule 3-14 of Regulation S-X (hereinafter a “Rule 3-05 or 3-14 Audit”); and (b) make available to the Operating Partnership and its representatives for inspection and audit following the Closing, at the Contributor’s offices the Contributor’s books and records relating solely to the Contributor’s operations that are reasonably requested by the Operating Partnership (but specifically excluding Contributor’s tax returns) for any full or partial years reasonably necessary to complete the Rule 3-05 or 3-14 Audit; and (c) sign the management representation letter to be provided by the Operating Partnership’s independent auditors. In connection with the foregoing, the Operating Partnership will give the Contributor no less than 10 business days’ prior written notice of the Operating Partnership’s plans to inspect and audit such books and records, and the Contributor’s obligation to perform herein shall extend beyond the Closing. Notwithstanding the foregoing, the Contributor will not be required to (a) prepare or compile any materials, (b) incur any third-party costs or expenses in connection with the Rule 3-05 or 3-14 Audit, (c) provide any books, records or materials that could reasonably be expected to be books, records or materials in the possession or control of the tenant parties, (d) provide any books, records or materials that are not within the possession or control of the Contributor, or (e) make any representations or warranties with respect to such information beyond a customary management representation letter signed by the Contributor reasonably requested by any accounting firm engaged by the Operating Partnership to deliver its auditors report with respect to the Rule 3-05 or Rule 3-14 Audit. The Operating Partnership acknowledges and agrees that the foregoing accounting and financial materials to be provided by the Contributor does not include any information or materials related to the period prior to the date the Contributor acquired the Property and the Contributed Assets and is to be limited solely to information regarding the Property and the Contributed Assets after they were placed into operation by the Contributor. The Contributor acknowledges that the Rule 3-05 or Rule 3-14 Audit may require the Operating Partnership to perform a Rule 3-05 or 3-14 Audit both after the Effective Date and after the Closing Date and the Contributor agrees that the Contributor’s obligations under this Schedule 3.1.8 are material terms of this Agreement, and breach of this Schedule 3.1.8 will constitute a default under the terms of this Agreement. The Contributor further agrees, that the Operating Partnership’s sole and absolute remedy in the event of default is that of specific performance. Schedule 3.1.8 1 4841-1199-8198.1